UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 31, 2006

ALCiS HEALTH, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

33-61892-FW	72-1235451
(Commission File Number)	(IRS Employer Identification No.)

560 South Winchester Blvd., 5th Floor

San Jose, CA 95128

(Address of Principal Executive Offices and zip code)

408-236-7525

(Registrant’s telephone number, including area code)

Emerging Delta Corporation

111 Congress Avenue, Fourth Floor

Austin, Texas 78701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Introduction

On March 30, 2006, Registrant entered into a Plan of Merger and Merger Agreement (the “Merger Agreement”) with ALCiS Health, Inc., a California corporation (“ALCiS-CA”) and a newly-created wholly-owned subsidiary of Registrant, Delta Acquisition Sub, Inc. (“Sub”). The Merger Agreement provides for a reverse triangular merger (the “Merger”) in which (1) the Sub is to merge into ALCiS-CA, with ALCiS-CA being the surviving corporation and a wholly-owned subsidiary of Registrant, and (2) ALCiS-CA shareholders and holders of other equity interests are to receive shares and other equity in Registrant in lieu of their ALCiS-CA shares and equity such that after the Merger they would own in excess of 96% of Registrant’s outstanding stock. The Merger Agreement was attached as Exhibit 10.1 to a Current Report on Form 8-K dated March 30, 2006, which was filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2006

On March 31, 2006, ALCiS-CA completed the sale of $2,025,000 worth of shares of its common stock, together with associated common stock warrants, in a private placement transaction (the “Offering”). Having a closing in the Offering of at least $1.5 million was a closing condition to the Merger. The Offering is described in more detail below and the form of subscription agreement executed by investors is attached to this Form 8-K as Exhibit 10.5 Following completion of the Merger on March 31, 2006, the resulting funds were transferred to Registrant from escrow.

In conjunction with the Merger, Registrant has changed its name from Emerging Delta Corporation (“Delta”) to ALCiS Health, Inc. and ALCiS-CA has changed its name from ALCiS Health, Inc. to ALCiS, Inc. Hereinafter, references to “ALCiS” shall refer to the combined company unless the context otherwise requires a different interpretation. In general, references to past actions and events of ALCiS refer to ALCiS-CA, and references to current and future matters related to ALCiS refer to the combined Delta/ALCiS-CA Company, which is the reporting company pursuant to this Form 8-K.

Closing of the Merger

The Merger was consummated on March 31, 2006, by filing the Certificate of Merger comprising Exhibit A-1 to the Merger Agreement with the Delaware Secretary of State and the Agreement of Merger comprising Exhibit A-2 to the Merger Agreement with the California Secretary of State. Under the terms of the Merger Agreement, Sub merged with and into ALCiS-CA, with ALCiS-CA being the surviving corporation as a wholly-owned subsidiary of Registrant. The certificate of incorporation and by-laws of ALCiS-CA prior to the Merger will continue to be those of the surviving subsidiary of Registrant, and the surviving company will be governed by the corporate law of the State of California. ALCiS shall continue to be governed by the corporate law of the State of Delaware.

Prior to the Merger, Registrant was a shell company with nominal assets and no prior operations. Its sole business purpose was to identify, evaluate and complete a business combination with an operating company. Prior to the Merger, Registrant was a reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and was current in its reporting under the Exchange Act. Information about ALCiS and its business after the Merger is contained elsewhere in this Form 8-K, including in Items 5.02 and 8.01.

In the Merger, each of ALCiS-CA’s 6,876,506 shares of outstanding common stock was exchanged for 0.16 shares of Delta common stock resulting in the issuance of 1,100,241 shares of Delta common stock to the ALCiS-CA stockholders, representing approximately 96% of the issued and outstanding common stock of Delta immediately after the Merger. Also in the Merger, 200,000 options to purchase ALCiS-CA common stock and 1,056,400 warrants to purchase ALCiS-CA common stock were converted into options to purchase 32,000 shares of Registrant’s common stock and 169,024 warrants to purchase Registrant’s common stock. Registrant also issued anti-dilution warrants in the form of Exhibit B to the Merger Agreement to persons who had held ALCiS-CA Series A Preferred Stock and anti-dilution warrants in the form of Exhibit C to the Merger Agreement to persons who had participated in the Offering or had held ALCiS-CA Series B Preferred Stock. At the time of the Merger, each share of Sub common stock was converted into one share of ALCiS-CA and the resulting 1,000 shares constitute the only outstanding shares of capital stock of ALCiS-CA. As a result of the Merger, former ALCiS-CA shareholders, option holders, and warrant holders now only hold shares, options, and warrants, respectively, in ALCiS. Registrant’s prior shareholders (holding 272,500 shares) and two option holders (holding 39,375 options) continue to hold the same number of shares and options in ALCiS, and ALCiS is the sole shareholder of ALCiS-CA.

Following the Merger, ALCiS amended its Certificate of Incorporation to change its name from Emerging Delta Corporation to ALCiS Health, Inc; to reduce the par value of its common and preferred stock from $1.00 per share to $0.001 per share; and to increase its authorized shares of common stock from 2,000,000 to 20,000,000 shares. ALCiS then declared a common stock dividend of 5.25 shares to each of its common shareholders which has the effect of a 6.25 for 1 stock split. As a result, the former ALCiS-CA shareholders have been restored to their pre-Merger share ownership amounts (meaning that they hold 6,876,506 shares of ALCiS). In addition, ALCiS granted 338,750 options to the four former directors of Delta (two of whom are continuing as ALCiS directors) as agreed in the Merger Agreement in connection with the Merger.

Each share of ALCiS common stock issued to the ALCiS-CA shareholders in connection with the Merger is restricted stock under SEC Rule 144, and the holder thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act of 1933, as amended (“Securities Act”) or an available exemption therefrom. No registration statement covering these securities has been filed with the SEC or with any state securities commission. The Registration Rights Agreement comprising Exhibit D to the Merger Agreement, however, provides for piggy-back registration rights that allow each former ALCiS-CA stockholder to include their shares in registration statements filed by ALCiS for a public offering or resale of ALCiS’ securities in the future, subject to the conditions set forth in the Registration Rights Agreement. There can be no assurance that the shares of ALCiS’ common stock received by the former ALCiS-CA’s stockholders in connection with the Merger will become registered for resale under the Securities Act.

As a condition of the closing of the Merger Agreement, ALCiS current executive officers and directors, the two Registrant directors who resigned upon the Merger and two of the other founders of Delta, and the promoters of ALCiS became parties to lock-up agreements in the form of Exhibit 4.5 to this Form 8-K. These lock-up agreements cover the 4,617,808 shares of ALCiS’ common stock they hold, the 130,000 shares of common stock underlying ALCiS’ existing warrants they own, and the 488,125 options they hold and prohibit those persons from selling or otherwise transferring any of their shares of common stock (whether currently owned or issuable upon exercise of their warrants and options) for a period of twelve months (12) months following the effective date of the Merger.

Immediately after the closing of the Offering and the Merger and following the 5.25 to 1 stock dividend, and the grant of options to Registrant’s personnel contemplated by the Merger Agreement, the following shares of ALCiS common stock (or shares of ALCiS common stock underlying warrants and options) will not be subject to any lock up agreement restrictions:

•	Approximately 214,906 shares of ALCiS common stock held by investors in Emerging Delta Corporation prior to the Merger will not be subject to lock up restrictions. The original issuance of these shares was registered under the Act and they will continue to be freely tradable without restriction and will represent ALCiS’ “float” following the Merger in the event there is trading activity;

•	2,316,292 shares of ALCiS outstanding common stock held by certain former ALCiS-CA stockholders. These shares of common stock are restricted shares whose re-sale will be subject to the availability of Rule 144 one year after the Merger or to the availability of another exemption under the Securities Act;

•	926,400 shares of ALCiS common stock underlying existing warrants. Upon exercise of these warrants by the holders thereof, the shares will be restricted shares subject to the restrictions on transfer imposed by the Securities Act. They would be eligible for resale under Rule 144 promulgated under the Securities Act, after they have been held for one year, subject to volume limitations depending on the status of the holder, and would possibly be eligible for resale under other exemptions under the Securities Act; and,

•	90,000 shares of ALCiS common stock underlying outstanding options issued to employees, directors, consultants and vendors under the ALCiS 2004 Stock Plan. The Company currently intends to register the shares issuable under this plan on Form S-8 in approximately sixty days at which time they could be resold freely once acquired upon exercise of the options. Otherwise, upon exercise of these options by the holders thereof, the shares will be restricted shares subject to the restrictions on transfer imposed by the Securities Act. They would be eligible for resale under Rules 144 and 701 promulgated under the Securities Act, after they have been held for three months, subject to volume limitations depending on the status of the holder, and would possibly be eligible for resale under other exemptions under the Securities Act.

There can be no assurance as to when and if the shares of common stock will become quoted on any stock exchange (e.g. NYSE, NASDAQ, OTC BB) and, even if the shares of common stock are quoted on such a venue, there can be no assurance that an active trading market will develop for such shares.

The Merger, for accounting and financial reporting purposes, will be accounted for as an acquisition of Registrant by ALCiS-CA. As such, ALCiS-CA will be the accounting acquirer in the Merger, and the historical financial statements of ALCiS-CA will be the financial statements for ALCiS following the Merger.

Completion of the Offering

Prior to the Merger, ALCiS-CA conducted a private placement offering of its common stock and common stock purchase warrants (“Warrants”) to institutional investors and other high net worth individuals on a best efforts $1,500,000 minimum, $3,500,000 maximum basis (“Offering”). The Offering was a condition to the Merger in that the Merger was contingent on the Offering’s minimum being achieved.

On March 31, 2006, ALCiS-CA received gross proceeds of $2,025,000 in the Offering. Pursuant to Subscription Agreements entered into with these investors, ALCiS-CA sold 1,012,500 shares of common stock plus ten-year Warrants, at a price of $2.00 per unit. The common stock and the Warrants together shall herein be referred to as a “Unit” or “Units.” Every five Units includes five shares of ALCiS-CA common stock plus one Warrant exercisable at $2.00 per share, and one Warrant exercisable at $3.75 per share. In consideration for his investment of $1,000,000, one Investor also received an additional 100,000 Warrants exercisable at $4.75 per share.

ALCiS may choose to continue the Offering in order to close outstanding commitments of interest. ALCiS currently has received executed subscription agreements for the sale of an additional 55,000 Units, all on the same terms as the Units sold in the Offering. ALCiS anticipates receiving approximately $110,000 in additional net proceeds from the sale of these Units.

Copies of the form of Subscription Agreement and Form of Common Stock Purchase Warrant are attached to this Current Report on Form 8-K as Exhibits 10.5 and 4.2, respectively.

The issuance of shares of ALCiS-CA’s common stock and the Warrants to the Investors in the Offering was exempt from registration under the Securities Act under Rule 506 promulgated under Regulation D. All of the Investors filled out questionnaires in which they represented that they were accredited investors. The Units, and the shares of ALCiS common stock issuable upon exercise of the Warrants, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements.

Outstanding Securities After the Merger

As of March 31, 2006, the closing date of the Offering and the Merger (“Closing Date”), ALCiS’ outstanding common stock, options, and warrants (after giving effect to the Offering , the Merger and the 5.25 to 1 stock dividend and the grant of options to Registrant’s personnel contemplated by the Merger Agreement) were as follows:

•	7,149,006 shares of ALCiS common stock, which consists of 1,012,500 shares of common stock issued to Investors in the ALCiS-CA Offering, 272,500 shares issued to Delta stockholders, and 5,864,006 shares of ALCiS common stock issued to the shareholders of ALCiS-CA;

•	478,200 shares of ALCiS common stock issuable upon exercise of Warrants, including those granted by ALCiS in the Offering, at an exercise price of $2.00;

•	478,200 shares of ALCiS Common stock issuable upon exercise of Warrants, including those granted by ALCiS in the Offering, at an exercise price of $3.75;

•	100,000 shares of ALCiS Common stock issuable upon exercise of Warrants granted by ALCiS in the Offering at an exercise price of $4.75;

•	200,000 shares of ALCiS common stock issuable upon exercise of outstanding options granted to ALCiS-CA employees and consultants, including officers and directors, at an exercise price ranging from $0.10 to $2.00 per share (“Stock Options”);

•	338,750 shares of ALCiS common stock issuable upon exercise of stock options granted by ALCiS as contemplated by the Merger Agreement to the four directors of Registrant prior to the Merger, 320,000 of which are held by Allen Campbell and Jerry Jarrell, who are continuing to serve as directors of ALCiS; and,

•	39,375 shares of ALCiS common stock underlying outstanding options issued to Allen Campbell and Jerry Jarrell in their capacity as former directors of Registrant under its 1993 Stock Option Plan.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure of the Offering by ALCiS-CA set forth under the caption “Completion of the Offering” in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

The par value of Registrant’s common stock was decreased from $1.00 per share to $0.001 per share on April 5, 2006. In addition, the anti-dilution warrants granted to certain former ALCiS-CA shareholders described under the heading “Anti-Dilution Rights” in part H of Item 8.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, could materially limit the rights of holders of other shares of Registrant by leading to the issuance of additional common shares of Registrant for nominal consideration to holders of such warrants, thereby diluting those who do not hold such warrants.

The holders of the ALCiS-CA common stock, by the terms of the Merger Agreement, exchanged their shares of ALCiS-CA common stock for shares of common stock of ALCiS. The common stock of ALCiS will be governed by the terms of the laws of the State of Delaware, the state of incorporation of ALCiS, and the terms of the certificate of incorporation and by-laws of ALCiS. Copies of the certificate of incorporation and the bylaws of ALCiS are filed with this Current Report on Form 8-K as Exhibits 3.1-3.3, inclusive, and Exhibit 3.4, respectively. Also, see the Description of Securities under Item 8.01, part H.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure in this Current Report on Form 8-K under Item 8.01 as well as disclosure concerning the terms of the Merger set forth under the heading “Closing of the Merger” in Item 2.01 and the new officers and directors of ALCiS set forth under Item 5.02, which disclosure is incorporated herein by reference. In the Merger, which closed on March 31, 2006, the shareholders of ALCiS-CA gained approximately 96% voting control of the Registrant, exchanging their ALCiS-CA shares for Registrant shares. As a result of the Merger, the following persons who were not previously members of the board of directors of Registrant have become members of the board of directors of ALCiS: Brian Berchtold, Doug Glader, David Booth, Ravinder Sajwan, and David Scoffone. As a result of the Merger, the following persons who were not previously executive officers of Registrant have become executive officers of ALCiS: Brian Berchtold, and Mark Lemma. As a result of the Merger, the following persons who were not previously shareholders of Registrant have become beneficial owners of more than 10% of the outstanding 7,149,006 shares of common stock of ALCiS (after the stock dividend): Ample Ventures LLC (870,101 shares), Eric Glader (800,000 shares, excluding 461,167 shares beneficially owned by his father as to which he disclaims beneficial ownership), Al Gonsoulin (800,000), Jay Landrum (750,000 shares), Visveswar Akella (970,101 shares, including 870,101 shares owned by Ample Ventures of which he is a managing member and as to which he disclaims beneficial ownership), and Ravinder Sajwan (1,170,101 shares, including 870,101 shares owned by Ample Ventures of which he is a managing member and as to which he disclaims beneficial ownership). As a result of the Merger, Dermot Butler and Lawrence Cottingham ceased to be directors of Registrant, Allen Campbell and Jerry Jarrell ceased to executive officers of Registrant, and Allen Campbell ceased to be a holder of more than ten percent of Registrant’s outstanding stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth concerning the Merger under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Merger, on March 31, 2006, directors Dermot Butler and Lawrence Cottingham resigned from Registrant’s board of directors and principal executive officer Allen Campbell and principal financial officer Jerry Jarrell resigned as officers of Registrant. Messrs. Campbell and Jarrell remain on ALCiS’ board of directors. In connection with the Merger, on March 31, 2006, the following directors of ALCiS-CA became members of the board of directors of ALCiS: Brian Berchtold, Doug Glader, David Booth, Ravinder Sajwan, and David Scoffone. In connection with the Merger, on March 31, 2006, Brian Berchtold became the President and CEO of ALCiS and Mark Lemma become the CFO of ALCiS. Each director will hold office until the next annual meeting of shareholders, until his successor is duly elected and qualified, or until his earlier resignation, removal, or death. Each officer serves at the pleasure of the board of directors until its next annual organization meeting, until his successor is duly elected and qualified, or until his earlier resignation, removal, or death. Data on each ALCiS director and officer is provided below:

Name	Age	Position with ALCiS	Serving Since
Brian Berchtold	41	Chief Executive Officer, President and Director	2006
Doug Glader	62	Director	2006
David Booth	62	Director	2006
Ravinder Sajwan	44	Director	2006
David Scoffone	50	Director	2006
Allen Campbell	63	Director	2002
Jerry Jarrell	64	Director	1993
Mark Lemma	41	Chief Financial Officer	2006

Brian Berchtold joined ALCiS-CA in April 2004, and has served as CEO and President since March 2006. Mr. Berchtold brings over 15 years of international medical device and consumer health products sales experience to ALCiS-CA. Most recently prior to joining ALCiS-CA, Mr. Berchtold served as Vice President of Sales for Alliance Medical Corporation from November 2000 to August 2003. From September 2003 to March 2004, Mr. Berchtold founded and served as president of Rouge House LLC, a company which retails and distributes luxury products. Prior to November 2000, Mr. Berchtold worked for Collagen Corporation in a number of roles, serving as President and General Manager of Collagen (UK) Ltd., as well as President and General Manager of Collagen Canada Ltd. He has also served in various sales, sales management and product management capacities during his 11 year tenure with Collagen Corporation. Mr. Berchtold holds a B.S. undergraduate degree in Commerce — Finance from Santa Clara University.

Doug Glader has been a director of Alcis-CA, since April 2004. Mr. Glader currently serves as Chairman, President and CEO of publicly traded Procera Networks, Inc., a company that he founded in May 2002 that develops integrated hardware and software solutions for the networking industry. From 1994 to 2004, Mr. Glader worked for Digi International, including serving as Chief Operating Officer from February 1999 to May 2002 Mr. Glader has also served on the Board of Uromedica Inc. In Minneapolis MN, from 1999 to present. Mr. Glader has over 30 years of business experience with other high growth Silicon Valley firms, including Memorex, Measurex, Altus, Greyhawk and Direct Corporations. Mr. Glader has a B.S. in Business Administration from Northern State College (South Dakota) and serves on several boards and advisory teams of charitable organizations in the Bay Area.

David Booth has been a director of ALCIS-CA since October, 2004. Mr. Booth is a former senior executive with Pfizer Inc. from which he retired in 1998 after 28 years. His most recent positions were as President and CEO of Schneider Americas, American Medical Systems and Valley Labs. These three companies were components of the Pfizer Medical Technology Group. Prior to joining the Medical Technology Division, he worked as Vice President Pharmaceuticals for Pfizer International and was a member of the Pfizer International Board. Since retiring from Pfizer, Mr. Booth has worked as a consultant in the healthcare arena and has served as a director on several Boards. He was a Director of Direct Merchants Bank, a division of Metris Companies Inc. (MXT NYSE) from August, 2001 to December, 2005 when the company was acquired. He currently serves on the Board of CryoCath Technologies Inc. (CYT TSX ) a Canadian public healthcare company as well as on the Boards of three privately held companies in the healthcare field.

Ravinder “Ravi” Sajwan has been a director of ALCiS-CA since April 2004. Mr. Sajwan co-founded Ample Communications in September 2000 and currently serves as Chief Technical Officer and Director. Prior to founding Ample, Mr. Sajwan served as Chief Technical Officer of Acclaim Communications, a company he helped co-found in May 1995. Upon Acclaim’s acquisition by Level One and subsequently Intel, Mr. Sajwan stayed as a technical consultant to Level One and Intel and helped drive communications product strategies until Oct. 1999. Prior to Acclaim, Mr. Sajwan served as Architect of Integrated Telecom Technology, Inc. (“IGT”). Mr. Sajwan also co-founded Network Synthesis, Inc. an ATM silicon solutions provider that was acquired by IGT. In addition, Mr. Sajwan spent several years at Stratacom Inc., where he held key senior technical positions. Mr. Sajwan has over 22 years of experience in the communications industry. Mr. Sajwan graduated with honors and holds an M.S.E.E. from Polytechnic Institute of Brooklyn ( New York).

David Scoffone has been a director of ALCiS-CA since January 2006. Mr. Scoffone is the Chief Executive Officer and President of ATS, a California based transportation company. Mr. Scoffone started with ATS in 1978 and became the CEO and President in May of 1986. Under Mr. Scoffone’s direction ATS expanded into a global transportation enterprise with operations in the California communities of Fremont, Oakland, Santa Rosa, Sacramento, Brentwood, Stockton, Fresno and Long Beach, as well as Tempe, Arizona and Dallas, Texas. At ATS, Mr. Scoffone also established a real estate division and venture capital operation, and through these activities, assisted in taking a number of companies public. He was involved in the formation of Plaza Bank where he served on the advisory board from June 1979 through March 1992. Mr. Scoffone was a founder and advisory board member of Heritage Bank from April 1994 through November 2003. In February 1998, Mr. Scoffone was instrumental in opening Heritage Bank South Valley in Morgan Hill and Gilroy California, where Mr. Scoffone served on the board of directors from March 1998 to October 2004. Mr. Scoffone attended the University of Santa Clara in 1974 and continued his studies at the University of Montana (1974 – 1978) where he majored in business and communications.

Allen Campbell has been a director of Delta (now ALCiS) since 2002. Mr. Campbell has been engaged in general independent financial consulting (including consulting with a mergers and acquisitions and financial advisory services firm) since 1980. He has also worked in investment portfolio management (as a program partner with an institutional registered investment advisory firm), and managed personal investments. In the mid 1980s, he was the founder and chairman of a company that became International Murex Technologies, a biotechnology company principally well-known for the innovative SUDS™ rapid AIDS diagnostic test for AIDS. Murex was eventually sold to Abbott Labs. He also has experience as an investment banker, as a consultant with an international technology and management consulting firm, and as an attorney practicing in general corporate matters with a specialty in antitrust planning and litigation. He holds the following degrees: BA, College of Wooster (1964); JD, Columbia University (1967); MBA, University of Chicago (1972). Mr. Campbell is licensed as an attorney in Ohio and New Jersey (inactive in both states).

Jerry Jarrell has been a director of Delta (now ALCiS) since Delta’s inception in February 1993. Mr. Jarrell has served as Delta’s Chief Financial Officer and Treasurer since its inception in February 1993. Mr. Jarrell has been a director and the Chief Financial Officer of Emerging Gamma Corporation (“Gamma”) since its inception in February 1993. Delta and Gamma are both reporting companies to the Securities and Exchange Commission. Mr. Jarrell has served as Chief Financial Officer and Director of Starship Dining from 1999 to the present. Mr. Jarrell was Chief Financial Officer and Director of Compressco, Inc. from October 1999 to the sale of the business in July 2004. He was a non-executive Director of Independent Energy Holdings PLC from May 1998 to September 2000. Mr. Jarrell was an Executive Director and Chief Financial Officer of Independent Energy from April 1991 to May 1998. He served as Chief Financial Officer for the Woodson Companies, an oil field construction company, from June 1977 to May 1990. He was Secretary-Controller for Offshore Logistics from August 1971 to April 1977. He was a Certified Public Accountant with Arthur Andersen and Company from June 1966 to June 1971. He holds a B. S. degree in accounting from Louisiana Tech University.

Mark Lemma has been Chief Financial Officer and Corporate Secretary of ALCiS-CA since November 2004. Prior to joining ALCiS-CA, Mr. Lemma most recently managed financial operations as Chief Financial Officer and Corporate Controller of a $200 million multi-national manufacturer in the Global Positioning System (“GPS”) industry (October 2001- November 2004). Prior to those responsibilities, he served as CFO and Vice President of Finance for a publicly traded Internet service provider (June 2000- July 2001). Previously, as a Certified Public Accountant, after working for Ernst and Young, Mr. Lemma held various positions, including as a partner and co-founder of a C.P.A. firm. Mr. Lemma holds an undergraduate degree in Accounting from Santa Clara University.

There are no family relationships (whether by blood, marriage or adoption) between or among the ALCiS directors and/or executive officers.

The business addresses of all of the executive officers and directors is ALCiS Health, Inc., 560 South Winchester Blvd., 5th Floor, San Jose, CA 95128.

The ALCiS board of directors is in the process of determining which committees to form and which directors should serve on such committees. Director Jerry Jarrell would be a member of any audit committee that is formed and he would qualify as a “financial expert” and as “independent” under applicable SEC rules.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On February 24, 2006, Delta filed a Certificate of Amendment to its Certificate of Incorporation to increase its authorized common shares to 2,000,000 shares from 200,000 shares and its authorized preferred shares to 500,000 shares from 50,000 shares. On April 5, 2006, Delta filed a Certificate of Amendment to its Certificate of Incorporation to (i) change the corporate name to “ALCiS Health, Inc.” (ii) increase its authorized shares of common stock from 200,000 shares to 20,000,000 shares, and (iii) reduce the par value of its common and preferred stock from $1.00 to $0.001 per share.

Effective as of the Closing, on March 31, 2006, pursuant to the provisions of the bylaws of ALCiS, the board of directors, by resolution, pursuant to authority granted in the bylaws, set the authorized number of directors on the board of directors of ALCiS to be seven.

Item 5.06 Change In Shell Company Status

The discussion of the terms of the Merger under the heading “Closing of the Merger” in Item 2.01 above is incorporated herein by reference.

Item 8.01 Other Events.

Forward-looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates, and projections about our industry; our beliefs and assumptions; and our goals and objectives. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” and “estimates,” and variations of these words and similar expressions are intended to identify forward-looking statements. Examples of the kinds of forward-looking statements in this report include statements regarding the following: (1) our sales and marketing goals and objective and strategies and plan, (2) expectations as to the number of employees we will have, (3) our anticipation that our existing cash, cash equivalents and short term investments will be sufficient to meet our anticipated cash needs over the next 9 to 12 months, (4) our future plans as to facilities and research and development activities, (5) our new product plans, (6) product sales growth expectations, and (7) our expectation that US registrations will issue for both our trademarks in two classes. These statements are only predictions, are not guarantees of future performance, and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include, but are not limited to, whether we are able to recruit key personnel, whether we generate enough cash from product sales or financing to conduct the marketing activities we desire, whether customers like our products and perceive that they receive benefits from their usage, whether BioZone continues to make our product in a quality and timely manner, whether we are able to obtain retail shelf space, and whether larger companies decide to compete head-on with our products as well as other risk factors detailed in this report, especially under the caption “Risk Factors” at the end of this Item 8.01. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

The following is a description of ALCiS and its business.

A. DESCRIPTION OF BUSINESS

Overview

ALCiS-CA was formed as a California corporation on April 13, 2004. On March 31, 2006, ALCIS-CA entered into a reverse triangular merger with Registrant (Emerging Delta Corporation) and a newly-created wholly-owned subsidiary of Registrant, Delta Acquisition Sub, Inc. (“Sub”). In the merger, (1) the Sub merged into ALCiS-CA, with ALCiS-CA being the surviving corporation and becoming a wholly-owned subsidiary of Registrant, and (2) ALCiS-CA shareholders and holders of other equity interests received shares and other equity in Registrant in lieu of their ALCiS-CA shares and equity such that after the merger they would own in excess of 96% of Registrant’s outstanding stock. Registrant, a Delaware shell company with no prior operations, changed its name as part of the merger to ALCiS Health, Inc. Below, references to “ALCiS” shall refer to the combined company unless the context otherwise requires a different interpretation. In general, references to past actions and events of ALCiS refer to ALCiS-CA, and references to current and future matters related to ALCiS refer to the combined Emerging Delta Corporation/ALCiS-CA Company, which is the reporting company pursuant to this Form 8-K.

ALCiS’ principal business is researching, developing, marketing and distributing body therapy solutions, including but not limited to the area of pain management products such as topical analgesics. Since formation, ALCiS-CA’s principal activities have consisted of securing rights to proprietary technologies for its topical analgesic pain relief products, product and market research and development resulting in the filing of four trademark applications, the development of five proprietary products, research into the markets for ALCiS’ products and the best channels through which to sell them, providing samples and selling to end customers and resellers to develop these channels, business planning and raising the capital necessary to fund these activities. ALCiS began shipping product in 2005, and through December 31, 2005, had revenues of approximately $300,000. ALCiS is a development stage company and has lost approximately $2.25 million from inception through December 31, 2005.

ALCiS’ principal product, ALCiS Daily Relief™ pain relief cream, is based on the benefits and effectiveness of patented technology for topically applied pain relief in the form of a cream or lotion. The pain relief ingredients are delivered via a liposomal delivery system which allows for transdermal penetration of active ingredients. ALCiS’ pain relief products are designed to be convenient, consistently successful and available without a prescription.

ALCiS’ Proprietary Technology

ALCiS has exclusively licensed certain technology from BioZone Laboratories, Inc. (“BioZone”) for its primary target market of topical analgesic pain relief products. We will refer to these technologies as “LDS” (liposome delivery system) and “PRM” (pain relief management). Certain aspects of the proprietary technology are covered by recently awarded U.S. patents. The Company has also obtained an option from BioZone to purchase certain broader rights related to this technology

ALCiS five current products incorporate the patented LDS, which improves delivery of active ingredients to the lower layers of the skin, increasing the concentration of those active ingredients in the epidermis and dermis, and providing a prolonged time-release treatment that can last four to six hours. Utilizing the LDS technology increases the effectiveness of the ALCiS products. Initially, ALCiS will promote its “Science of Relief™” marketing strategy primarily in connection with the LDS technology. The PRM technology is believed to offer anti-inflammatory properties, creating a unique opportunity for ALCiS in its future products.

ALCiS’ goal is to create a new niche in the pain relief market – stylish, scientific, effective, topical products without medicinal scents - capable of penetrating the well-established category of topical analgesics.

Daily use of ALCiS Daily Relief pain relief cream can cost less than $20 per month. In comparison, prescription oral drugs may cost about $80 per month while their generic over the counter (“OTC”) counterparts cost approximately $15 per month. Thus, ALCiS is available at a cost that is comparable with OTC solutions, but ALCiS products have the significant benefit of providing pain relief without the risk of side effects. ALCiS is priced comparably with a number of other products – some are more expensive, some less expensive. However, ALCiS offers a high level of efficacy in a product that is simple to use, without the safety concerns of other solutions. ALCiS intends to continue to market, and expand its full line of products as funds allow.

Products

ALCiS’ core product is its Daily Relief pain relief cream In addition, ALCiS has launched a family of four complementary therapeutic products that have the benefit of relieving pain while also performing a number of other functions, i.e. cleansing, moisturizing, soothing, relaxing, scenting, etc. Importantly, because the incorporated scientific technology is both flexible and odorless, a large array of additional products is available for future development.

The following are the most distinguishing characteristics of ALCiS products:

•	ALCiS products can provide recognizable relief from aches and pains.

•	The patented and proprietary LDS delivers the active ingredients more quickly than traditional topical analgesics.

•	ALCiS products are more in the style of cosmetics — they do not have the odor, look, feel or marketing of the traditional style pain relief products. ALCiS products are scientific, stylish, sophisticated and unique, not something to be found next to the tubes of smelly creams. ALCiS pain relief products can be bundled with other ALCiS skin therapy solutions such as bath soaks and gels to increase the continuity of purchases.

•	In certain cases, ALCiS products may serve as a substitute for oral analgesic products, which have been known to have negative side effects for certain patients, including gastro-intestinal bleeding, nausea, as well as cardiac events. Further, since ALCiS products are applied to the point of injury, the customer can treat the problem area without distribution of active ingredients throughout the entire body.

Core and Complementary Products

ALCiS has formulated and recently launched its core product and a family of four complementary companion products designed to provide a quick, convenient topical pain relief for consumers while providing a potentially continuing and profitable revenue stream for it.

•	ALCiS Daily Relief™ Pain Relief Cream (Core Product)

•	Therapeutic Body Soak (Complementary Product Extension)

•	Therapeutic Body Scrub (Complementary Product Extension)

•	Therapeutic Body Lotion (Complementary Product Extension)

•	Therapeutic Foot Rub (Complementary Product Extension)

The full line of ALCiS products will include a unique set of total body therapy products which are used in a preventative regimen, i.e., products that have the benefit of relieving pain while also performing a number of other functions, i.e., cleansing, moisturizing, soothing, relaxing, scenting etc.

Other Additional Future Products

While ALCiS’ LDS technology forms a cornerstone to ALCiS’ product development, not all ALCiS products will require the integration of licensed technology. Additional products targeted for potential future development include the following, some of which fall within the pain relief category, others within a spa products category — and all of which are included within the concept of a total body therapy solution:

•	Massage Lotions, Massage Oils

•	Foot Soaks

•	After Shave Balms

•	Cleansing Bars

•	Daily Exfoliating Cleansers

•	Bath Salts

•	Dermal Renewing Lotions

•	All-Day Moisturizing Creams

•	Hydrating Creams

•	Acne Creams & Eliminators

•	Shave Creams and Lotions

•	Self Tanning Lotions

•	Sunburn Treatments

•	Youth Facial Serums

•	Facial Scrubs

•	Eye Firming Serums

•	ALCiS Dermatological Line (For Pre and Post Cosmetic Procedures)

Markets

The U.S. pain management market is approximately $8.3 billion, with the following significant segments:

•	$4.5 billion – Prescription Products

•	$3.0 billion – OTC Products ($500 -$700 million Topical)

•	$75 million - Supplements (not including joint supplements such as Glucosamine and MSM)

Additionally, the cosmeceuticals market is currently $5.5 billion, of which approximately $3 billion comes directly from the skin care sector.

The bath and shower products market is expected to be a $3.7 billion market by 2006.

The market opportunity for ALCiS body therapy and pain relief products is substantial. Some market statistics are as follows:

•	One (1) out of three (3) people in the U.S. suffers from arthritis (Center for Disease Control).

•	Over 70 million people in the United States alone suffer from arthritis, tendonitis and bursitis, and virtually every adult suffers from occasional backaches, strains, and sprains (The Arthritis Foundation).

•	Approximately 60% of arthritis sufferers are female.

•	The “baby boomer” generation is now a prime risk group, with more than two-thirds of arthritis sufferers being under the age of 65.

•	Arthritis is the number one cause of disability, and lower back pain is the leading cause of disability under 45.

•	A Gallup Poll (2002) shows that 4 out of 10 (42%) American adults say they experience pain daily, with nearly all Americans (89%) saying they experience pain each month.

•	Arthritis causes $125 billion expense per year to the US economy (Center for Disease Control).

•	At any given time, 1% of the US population is temporarily disabled by back pain.

ALCiS is targeting purchasers of oral medications for its Daily Relief cream as they are currently users of medications and may wish to avoid the potential risks and side effects of such oral medications, including:

•	Gastrointestinal bleeding & stroke;

•	Potential drug interactions

ALCiS products are marketed to two key customer segments: consumer and medical – for clarity of communication, each of these segments are broken into segment subsets.

The near-term marketing strategy is ‘direct-to-consumer’; however, as many target consumers seek product advice and information from medical experts, ALCiS also conducts an educational campaign to target the medical community.

The consumer segment has three key subsets:

•	arthritis sufferers — 70 million Americans suffer from arthritis.

•	regular and/or occasional pain sufferers, including baby boomers, seeking some form of relief with existing treatment, or

•	regular and/or occasional pain sufferers who have stopped treatment due to poor treatment results, or who have never tried treatment due to unwillingness to adhere to treatment regimens or because of a believed stigma associated with treatment.

A key targeted subset of the above groups is the 76 million aging baby boomers.

The medical segment is segmented into two key groups:

•	physicians — comprised of rheumatologists, orthopedic surgeons, pain management specialists, and general practitioners and

•	alternative medicine — comprised of physical therapists, chiropractors, and acupuncturists.

Marketing and Sales Strategy

ALCiS launched its family of topical pain relief and therapeutic products in the United States to a broad base of customers during the second half of 2005. ALCiS’ planned marketing strategy is to have a nationwide campaign of direct response (including print and television), physician oriented sampling programs and a public relations campaign, followed by expanded distribution through retail channels. ALCiS plans to expand its marketing and distribution internationally when its products have been successfully launched and established in the United States. ALCiS’ proposed direct marketing activities include a national public relations campaign, 60-second television spots, 30-minute infomercials, home shopping networks, print advertising and Internet-based advertising. ALCiS’ plan is designed to educate prospective customers while creating widespread awareness of its topical pain relief products and generating direct sales in key target markets. ALCiS currently sell its products itself and through a small group of contract sales representatives. Because ALCiS has minor product revenues relative to what it requires for success, ALCiS is not dependent upon any of its current customers to succeed.

Competition

There are three major niches that represent competition for the ALCiS family of products in the major markets; prescription ingestibles, OTC ingestibles, and OTC topical analgesics. This overview discusses the top leaders in each of the following markets:

•	Prescription Ingestibles

The Prescription market saw rising generating in excess of one billion dollars of annual worldwide revenues growth with the introduction of Merck’s Vioxx® and Pfizer’s Celebrex®, highly selective COX-2 inhibitors that became popular due to the thought that these drugs caused less side effects than traditional OTC NSAIDs (Non-Steriodal Anti-Inflammatory Drugs). Vioxx has been withdrawn from the market for reasons related to its safety and efficacy, while Celebrex is still marketed but with an FDA-mandated warning.

•	OTC Ingestibles

The NSAID (Non-Steriodal Anti-Inflammatory Drug) market is a well established market exceeding $2 billion in sales, with many players competing for the same dollars. Due to the fact that many of the patents, providing marketing exclusivities, have long expired, everyone that has the capability to produce an OTC NSAID via approved ingredients can create their own brand, hence the wide number of store brand generics. This over-saturation of the market has therefore driven prices down, thus making OTC NSAIDs widely available to a large spectrum of consumers on many income levels. This is one of the single biggest strengths of this market. When considering treatment alternatives in terms of dollar cost, without regard to potential side effects, the OTC NSAID market is by far the cheapest solution / option for pain management.

Over the last several years, there has been a tremendous amount of information circulating that indicates the overuse of such drugs is prevalent, and the side effects that come along with such over use are manifesting themselves over a wider scale and affecting a wider spectrum of consumers.

OTC NSAIDs have a large number of potential short term and long term side effects. These side effects range from nausea, diarrhea, dizziness, vomiting, GI bleeding, and ulcers to even death. According to federal health officials, an estimated 160,000 Americans end up in hospital emergency rooms and about 16,000 die from complications related to the use of OTC painkillers. Some health officials say that the actual number of injuries and deaths is considerably higher, because many cases go unrecognized and unreported, especially among the elderly, many of whom take multiple medications.

A survey conducted by the National Consumers League in February 2003 found that 44% of nearly 4,300 adults surveyed said they had knowingly exceeded the recommended does of OTC pain relievers; of which only 16% said they had read the label completely. Further, a survey conducted by the National Council on Patient Information and Education found that 30% of people who use OTC pain-killers took the drugs for longer than the label recommended, while 25% had trouble reading and understanding the label. These statistics alarm health officials, who note that most of the 175 million Americans who take OTC NSAIDs every year are unaware of their potential hazards.

•	OTC Topical Analgesics

The external analgesics category (analgesics being defined as medications or agents that relieve or reduce pain) remains a thriving one as a new generation of products (such as patches and sleeves) deliver convenient alternatives with greatly reduced side effects compared to traditional ingestible pain management solutions. The market is further seeing growth due to the fact that consumers are now searching for safe, natural and novel solutions for everyday pain relief. The external analgesic market is estimated to be between $500-700 million annually. There are several trends that have enhanced the appeal of such OTC external analgesic solutions, including consumer demand for pain relievers that help to alleviate discomfort from muscle and joint pain, and ongoing concerns among health conscious Americans about the introduction of internal analgesics into their bodies.

BENGAY® and Icy Hot® have established themselves as the external analgesics of choice for active people around the world, along with other imported external analgesics such as Tiger Balm® that find some niche popularity in the US markets. These brands have been in locker rooms, gyms, clinics, and the family medicine cabinet. They have been widely available, some for the last 50 years, and have become the top of mind brands in terms of muscle and joint pain.

The external analgesic category has been around for decades and has changed very little with regard to the technology utilized to provide “pain relief.” The majority of external analgesics utilize a “counterirritant” approach as a solution to pain. This approach can only be considered a short term solution to pain, as these counterirritants merely mask the pain by confusing the nervous system and sending an alternative sensory feeling from the same area. While this may cause a feeling of temporary relief, this course of action does not reduce inflammation — thus, the user has not treated the injury, but has merely ignored it via distraction to the brain.

The wide array of consumer options all fall into the same set of characteristics. These characteristics are: (i) the products often have a strong and unpleasant medicinal smell, (ii) these products often come with a severe burning or cooling sensation, (iii) these products are often greasy and leave a residue on the consumer’s skin. Along with these undesirable characteristics, the products sometimes will also cause discoloration of the skin, severe irritations of the skin and skin rashes, because they are by their very nature an irritant.

The OTC topical analgesic market has seen some recent excitement with the introduction of new ways of using and applying the same old medicine. New to the topical analgesic market, the patch and sleeve methods of delivering these counterirritants have sparked a renewed interest with consumers. These two methods of applying OTC topical treatments are not a new treatment, just a new way of delivering an old treatment. Procter & Gamble’s ThermaCare® was expected to have sales over $100 million in its first year on the market, while IcyHot has spent millions in marketing and endorsements on their IcyHot Sleeve. These new treatment options are not economical. A box of 3 single use ThermaCare pads costs nearly $2 per application (the manufacturer claims that a single application can produce results that last 8 hours). Seeing that these two large and established brands are making such moves with decent success indicates that consumers are seeking innovative products in the topical space, and are ready for a new treatment that truly works. The topical market has stayed relatively consistent, and flat, for the last several years. ALCiS is poised to be the first real innovative treatment alternative in this mature market and expects strong success in this category.

Manufacturing

ALCiS has a signed manufacturing agreement with BioZone under which BioZone has a right of first refusal to manufacture ALCiS’ products containing the LDS or PRM technology that ALCiS licensed from BioZone. BioZone is an FDA certified manufacturing facility that is able to provide ALCiS with all manufacturing requirements over the next several years. BioZone is a leading custom private-label manufacturer. BioZone provides cost-effective quality products with on-time delivery to its customers. BioZone manufactures millions of units per year for customers, and has adequate plant capacity for ALCiS products over at least the next few years. BioZone’s flexible manufacturing can handle both short-run and high-volume capacity for skin care, body care, hair care, OTC drug preparations, and liquid dietary supplements. BioZone formulates high-quality custom, as well as stock, formulas that are customized for each customer. BioZone is a cGMP facility and is registered with the FDA as a drug manufacturer. The flexibility of BioZone’s compounding and filling facilities allows for a vast range of batch and fill sizes. BioZone’s facilities include a full range of high speed to moderate speed custom filling and packaging equipment for jars, tubes, and bottles. BioZone is currently the Company’s sole provider of ALCiS products. As we do not own our own manufacturing facility, we are able to invest more in research and development and be more nimble as we do not need a manufacturing infrastructure other than internal resources to supervise and work with BioZone.

Distribution

ALCiS’ products are shipped from BioZone in Northern California to a fulfillment center in Van Nuys, CA. Moulton Logistics Management (“Moulton”) provides “pick and pack” fulfillment services to the Company’s consumer and physician accounts. Moulton is a leading ISO 9000 certified fulfillment company. Moulton serves numerous clients in B2B and B2C marketing, including DRTV, catalogs, online shopping, continuity, programs, literature fulfillment and CRM services. Moulton operates from a 200,000 sq. ft. facility in Van Nuys, CA close to the Los Angeles and Long Beach Ports. Moulton ships to some of the largest distributors and retailers in America every day. ALCiS has limited sales to date and limited experience dealing with returns. ALCiS products are currently returned to it at its contract fulfillment facility in Van Nuys, California.

Intellectual Property

ALCiS has entered into a license and manufacturing agreement with BioZone of the LDS used in ALCiS Pain Relief Cream. The agreement grants ALCiS an exclusive, world-wide license for the commercialization of the LDS for topical analgesic pain relief applications and body soak preparations and a non-exclusive, world-wide license for the commercialization of the LDS for similar preparations such as body lotions, soap and other dermatological applications.

Under the agreement, ALCiS pays a percentage based royalty, with a minimum royalty of at least $25,000 per month until December 31, 2008, when the minimum monthly royalty increases to $50,000.

Additionally, ALCiS has paid BioZone a non-refundable, prepaid royalty of $100,000 and is required to pay $300,000 by June 30, 2006, payable at a rate of $50,000 per month with the first payment due on January 31, 2006. The first three payments of $50,000 each have been made under this schedule. Commencing October 1, 2005, ALCiS was required to grant BioZone warrants to purchase 10,000 shares of ALCiS’ common stock per month with an exercise price of $2.00 per share until the payments totaling $400,000 are made in full. Finally, ALCiS is required to grant to BioZone 400,000 shares of its common stock by January 31, 2006 or upon completion of a financing effort, as defined in the agreement, although the parties have recently agreed in principal to change such shares to warrants instead.

ALCiS has also entered into a purchase option with BioZone to acquire broader rights to the technology licensed under the license and manufacturing agreement. ALCiS has agreed to provide BioZone with 100,000 shares of common stock, although the parties have since agreed in principal to change such shares to warrants instead for such purchase option. Such purchase option shall continue until September 30, 2007. In the event that ALCiS chooses to exercise such purchase option, ALCiS shall pay BioZone agreed upon amounts of both cash and common stock and the parties shall enter into an asset purchase agreement and other related documents.

Although we license our technology from BioZone, and the licensed technology includes patents, our revenue is not dependent on any particular patent. We do not believe the expiration or loss of any particular patent would materially harm our business. We do not know if BioZone’s patents will be challenged, invalidated, narrowed in scope, or declared unenforceable.

Our success also depends on our other rights in proprietary technology. We rely on a combination of copyright, trade secret, trademark and contractual protection to establish and protect our proprietary rights that are not protected by patents, and we also typically enter into confidentiality agreements with our employees and consultants. Despite our efforts to protect our proprietary rights through confidentiality and license agreements, unauthorized parties may attempt to copy or otherwise obtain and use our technology. It is difficult to monitor unauthorized use of technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as laws in the United States. In addition, our competitors may independently develop technology similar to ours. Our precautions may not prevent misappropriation or infringement of our intellectual property.

Third parties could infringe or misappropriate our patents, copyrights, trademarks and other proprietary rights. In addition, other parties may assert infringement claims against us or our customers. Although we do not believe our products infringe any patents, our products may be found to infringe one or more issued patents. In addition, because many pending patent applications in the United States are not publicly disclosed by the United States Patent and Trademark Office until the application is published, there may be applications that relate to our products of which we have no knowledge. We may be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties. We may also be required to resort to litigation to enforce our intellectual property rights and in these regards would require the assistance of BioZone, which may or may not be readily provided. Intellectual property litigation is expensive and time-consuming and could divert management’s attention away from running our business. This litigation could also require us to pay substantial damages to the party claiming infringement, stop selling products or using technology that contains the allegedly infringing intellectual property, develop non-infringing technology or enter into royalty or license agreements. These royalty or license agreements, if required, may not be available on acceptable terms, if at all, in the event of a successful claim of infringement. Our failure or inability to develop non-infringing technology or license the proprietary rights on a timely basis would harm our business.

ALCiS currently has trademark applications filed for “THE SCIENCE OF RELIEF” and “ALCIS.” The trademark applications are in the final stages of the prosecution process as they have been published for opposition and the period in which oppositions may be filed has passed. While no assurance can be given, ALCiS expects to receive registrations on both trademarks in two different classes (IC003 and IC005) of goods.

Each of ALCiS’ employees, independent contractors and consultants has executed assignment of application agreements and nondisclosure agreements. The assignment of application agreements grant to ALCiS the right to own inventions and related patents which may be granted in the United States. The nondisclosure agreements generally provide that these people will not disclose ALCiS’ confidential information to any other person without its prior written consent.

Research and Development

From inception through March 31, 2005, and during the nine-month period ended December 31, 2005, the Company spent approximately $115,000 and $60,000, respectively, research and development activities.

Governmental Regulation and Certification

Although there are currently many laws or regulations that specifically regulate health products, none currently require that the Company obtain government approval of the Company’s current products. Additional laws and regulations may be adopted in the future that address issues such as user allowable product claims, pricing and taxation, content, copyrights, distribution, antitrust matters and the characteristics and quality of products and services. For example, the Food and Drug Administration (“FDA”) currently has a tentative final monograph for external analgesics, and the finalization of this monograph may impact the permitted “active” ingredients and the claims which can be made based upon such actives. Any new or additional laws or regulations could adversely affect ALCiS’ business. Further, ALCiS has secured certain rights relating to patented technology, certain uses of which may or may not be approved by the FDA. Any such action by the FDA could adversely affect ALCiS’ business. In addition, because ALCiS’ products will be available in multiple states and foreign countries, these jurisdictions may require ALCiS’ to qualify to do business as a foreign corporation in each of these states or foreign countries, which could subject it to taxes and other regulations. ALCiS is unable to predict the impact, if any, that future legislation, legal decisions or regulations may have on its business, financial condition or results of operations. Because ALCiS does not do its own manufacturing, the cost and effects of compliance with environmental laws is not material.

Personnel

ALCiS works with a number of organizations serving as outsourced service providers, including media buying, manufacturing, call centers, fulfillment and warehousing, contract sales representatives, legal and accounting. As such, ALCiS has been able to minimize personnel, and currently has only five (5) employees, four (4) of whom are full-time. Following the Merger, ALCiS expects to increase the number of personnel considerably, and to have between 20 to 30 employees by the end of fiscal 2007.

B. PLAN OF OPERATION

Liquidity and Capital Resources

As of March 31, 2006, ALCiS-CA has generated net proceeds of approximately $5,685,000 since inception from the sale of the following securities:

•	$3,450 from private placements of 3,450,000 shares of ALCiS-CA common stock during 2004;

•	$1,000,000 from private placements of 1,000,000 shares of ALCiS-CA Series A preferred stock during 2004;

•	$1,877,000 from its debt offering of ALCiS-CA convertible notes and warrants in 2005;

•	$880,000 from private placements of 440,000 shares of ALCiS-CA Series B preferred stock and warrants during 2005 and 2006;

•	$0 from the exercise of warrants; and

•	$2,025,000 from the sale of ALCiS-CA Units in the Offering, consummated March 31, 2006.

Immediately following the Merger, ALCiS had a cash balance of approximately $2,275,000. This cash is expected to be sufficient to meet its liquidity requirements for the next 9 to 12 months depending upon how its products sell and how fast ALCiS ramps up its advertising and other expenses. ALCiS anticipates its principal sources of liquidity during the remainder of 2006 will be the proceeds from sales of ALCiS’ products. As required based on business operations, ALCiS will continue to seek to raise additional funds through debt or equity offerings, including a possible short-term continuation of the Offering, although there can be no assurances that such funds will be available on terms the Company finds reasonable.

Expenses

ALCiS expects to incur additional losses in the foreseeable future and at least until such time as it successfully commences volume production of its products and successfully launches its marketing and public relations campaigns for its products. Accordingly, there is little to no historical financial or other information about ALCiS which can be used to extrapolate its future performance.

ALCiS has used the funds raised to date to:

•	complete the research and development of certain topical pain management and therapeutic products

•	increase manufacturing of its topical pain management and therapeutic products,

•	expand its direct response marketing programs including infomercials and television commercials, and

•	increase efforts of its public relations programs.

During the next twelve months, ALCiS plans to continue to increase sales volume of its topical pain management and therapeutic products nationally through a direct-to-consumer advertising campaign, through its physician sampling program and through selected retail outlets. ALCiS intends to use its cash on hand principally to complete required payments to BioZone under its technology license as described under “Description of the Business—Intellectual Property” above, purchase inventory, fund its continued media advertising, and fund an expanded public relations campaign and trade show costs. ALCiS plans to continue its research and development activity at the current modest level as it plans to focus its resources on, marketing and selling its existing products. Research and development would be on product designs and product extensions including, but not limited to other topical pain relief products and other body therapy products, with a focus on enhancing the currently-offered products and developing one or more of the potential product extensions described above under “Description of the Business—Core and Complementary Products”. Since ALCiS uses BioZone to manufacture its products, ALCiS will not need to purchase or sell plant or equipment. ALCiS expects to hire approximately 15 to 20 people during the next twelve months, many of whom will be in the area of sales and marketing.

During the next twelve months, product marketing and sales activity will primarily be:

•	Direct Response Television (“DRTV”) initiatives, which rely on a combination of media efficiency rates (dollars spent vs. dollars of revenue created), cost of media, amount of media that can be purchased while maintaining media efficiencies, and a number of other evaluative factors such as average ticket size, cost per call, cost per order, etc.;

•	Public relations initiatives, driving awareness of both the ALCiS brand as well as product benefits;

•	Physician sampling program initiatives, which rely on speed of adoption by physicians, rate of sampling and sampling-to-order conversion rates;

•	Web marketing initiatives; and

•	Event participation, event sponsorship, medical meeting exhibitions, and advertising initiatives, all of which are directed to provide further sampling and sales opportunities, although this is intended to be less of a revenue driver and more of an awareness driver.

Later, marketing and sales activity would expand to cover:

•	Retail accounts, which may include

•	specialty retail (such as Sephora, Bath & Body Works, Nordstrom),

•	drug stores (such as Rite-Aid, Walgreens),

•	health-oriented stores (such as GNC),

•	home shopping channels (such as QVC, HSN), and

•	mass market opportunities (such as Target, Costco) if reasonable under the branding strategy.

•	Strategic Relationships, which may include partners in the fields of beauty and health.

Public Relations Program

During the first half of 2006, ALCiS plans to expand its public relations program to gain wider exposure for ALCiS through news stories, celebrity tie-ins, event sponsorships, medical association affiliations, and other newsworthy efforts. ALCiS will utilize a number of marketing materials to communicate to specific customer segments. For example, for consumers, ALCiS will sponsor activities and participate in trade shows targeted for arthritis sufferers, participating in and sponsoring Arthritis Foundation activities. These activities will be supported by targeted programs focused at outreach to medical practitioners through trade shows, advertising, society relationships, and event sponsorship. Potential targets include the American College of Rheumatology, American Academy of Family Practitioners, and American Academy of Pain Management.

ALCiS plans to utilize some or all of the below activities at medical meetings it participates in:

•	Exhibit booth

•	Booth graphics that display science of product and testimonials

•	Product samples distributed

•	Placed in “doctor bags” given to all attendees

•	Distributed at booth

•	Company meetings with key society executives/members.

•	“Script” pads (Rx style) are distributed at booths to physicians detailing product features and product opportunity for patients to order product on the ALCiS website. Promo code provided on prescription pad for patient to order on web for limited time period to receive special savings.

•	Mailing sent to all meeting attendees/society members providing product update(s), new product offerings (soap and soak) and special product offering for patients on new products.

•	Journal advertising. ALCiS ads placed in related medical society scientific journals.

•	Sales reps call on target medical audience. Inside sales reps follow-up on outside sales visits and Business Reply Card (BRC) replies from physicians.

•	Company representatives conduct regional/local educational/product training programs.

The technology incorporated in ALCiS products has already been tested in several clinical trials. ALCiS will conduct additional clinical trials involving specialists in the areas noted above. These trials will be used to prove and support the scientific qualities and effectiveness of ALCiS products. ALCiS will then submit trials for publication in respective target medical journals.

Direct Response Marketing and Sales

In connection with its public relations campaign ALCiS will expand various direct marketing advertisements including 60-second television commercials, 30-minute infomercials, home shopping networks, and print and Internet advertising.

The level of product awareness achieved by these direct marketing programs will depend on the level of consumer response generated by ALCiS’ advertisements and by the success of ALCiS’ public relations program. The consumer response, in turn, generates revenues which allow ALCiS to maintain higher levels of media expenditures.

Retail Marketing and Sales

During the twelve months of operations following the Merger, ALCiS plans to expand the distribution of its products to additional channels including:

•	television shopping networks,

•	catalog companies, and

•	specialty and drug retailers.

ALCiS intends to develop these channels of distribution utilizing contract sales representatives with experience in each of these categories to manage sales activities for these channels. These sales representatives will be independent contractors compensated by commission based on the sales they generate. Although ALCiS’ gross profit margins will be lower when selling through retail channels, ALCiS will not incur the relatively higher advertising costs associated with its direct response marketing. ALCiS’ ability to establish and maintain sales through retail channels will depend on the success of its public relations and direct marketing campaigns in generating awareness for its products, the retailers’ ability and willingness to merchandise its products and consumer acceptance for its products. The competition for retail shelf space is intense and there can be no assurance that ALCiS will be successful in these regards.

Sales

In addition to the above marketing activities, in its first year of operations, ALCiS is introducing a dedicated medical sales force to call on key specialists (rheumatologists, orthopedic surgeons, pain management specialists, physical therapists). Initially the sales force will call on key opinion leaders and conduct educational product training events. In 2006, a large amount of these activities will be outsourced to an independent contract sales force. By the end of year 2007, the sales force will include an ALCiS employee force as well. The key focus of this sales force is to educate and encourage doctors and staff to provide samples of ALCiS Daily Relief to appropriate patients. ALCiS has already signed over 1,500 doctors into the sampling program.

Once ALCiS has established consumer acceptance of its products in the United States, it intends to actively seek to establish international distributors in key markets in Europe and Asia. Its goal is to partner with successful distribution companies that possess both direct and retail marketing experience. These partnerships will most likely be in the form of exclusive distributor or licensing agreements tied to performance criteria. ALCiS anticipates that such distributors will modify ALCiS’ marketing and advertising materials developed for United States’ markets for use in their respective markets. This will not be a focus of activity during the next twelve months.

Off-Balance Sheet Arrangements

ALCiS has no current commitments under operating leases and has not entered into any capital leases or contracts for financial derivative instruments such as futures, swaps and options.

C. DESCRIPTION OF PROPERTY

The Company is headquartered in San Jose, California. The Company’s main headquarters at 560 S. Winchester Blvd., Fifth Floor, San Jose, California 95128 comprise approximately 1000 square feet. The Company rents these headquarters which are in good condition. Following completion of the Merger, the Company expects to lease a facility of 4,000-5,000 square feet, which will accommodate the executive, accounting, sales and marketing, and administrative staffs.

D. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information regarding ALCiS common stock beneficially owned on March 31, 2006, after giving effect to the Merger and the Offering and adjusted for the 5.25 for 1 stock dividend, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each current executive officer and director, and (iii) all executive officers and directors as a group. The table assumes a total of 7,149,006 shares of common stock outstanding. In calculating the number of shares of common stock beneficially owned by a person or group and the percentage ownership of that person or group, we deemed outstanding shares subject to options or warrants held by that person or group that are currently exercisable or exercisable within 60 days of March 31, 2005. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or group.

Name of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent Beneficial Ownership
Ample Ventures (2)	870,101	12.0%
Brian Berchtold (3)	700,000	9.8%
David Booth (4)	70,937	1.0%
Allen Campbell (5)	144,512	2.0%
Eric Glader (3) (12)	800,000	11.2%
Doug Glader (6) (12)	461,167	6.5%
Jerry Jarrell (7)	85,572	1.2%
Jay Landrum (3)	750,000	10.5%
Mark Lemma (3)	500,000	7.0%
Ravinder Sajwan (8)	300,000	4.2%
David Scoffone (9)	75,000	1.0
Al Gonsoulin (10)	800,000	11.2%
All ALCiS Executive Officers and Directors as a Group (8 Persons) (13)	2,247,832	31.8%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”), which include holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(2)	600,000 shares were purchased as ALCiS-CA Series A Preferred at $1.00 per share. 195,101 shares are owned as a result of a conversion of $375,000 in ALCiS-CA convertible notes at $2.00 per share. Also includes 37,500 warrants exercisable at $2.00 per share, and 37,500 warrants exercisable at $3.75 per share.

(3)	Common stock purchased as ALCiS-CA founder’s shares. See Note 11.

(4)	50,000 shares were purchased as ALCiS-CA Series A Preferred at $1.00 per share. Includes 20,937 shares purchasable at $0.10 per share within 60 days upon exercise of an option granted in connection with services as a director. Mr. Booth was granted 50,000 options in connection with services as a Board member, with 10% of those shares vested upon grant with the remaining . 90% subject to vesting at the rate of 1.875% per month over the following four years.

(5)	Includes 89,375 shares purchasable upon exercise of option within the next sixty days, including 62,500 at $2.00 per share and 26,875 at $2.40 per share. Mr. Campbell holds a total of 211,875 options granted in connection with services rendered as a director of ALCiS and as an officer and director of Emerging Delta Corporation. 125,000 of these options are exercisable at $2.00 per share, with 62,500 shares vested and 62,500 shares to vest on March 31, 2007. 26,875 of these options are exercisable at $2.40 per share, and are fully vested. 60,000 of these options are granted for Mr. Campbell’s service as a Board Member and are exercisable at $2.00 per share, with 5,000 shares vesting each quarter from first quarter following date of grant. Mr. Campbell holds 55,137 shares in the Registrant he held prior to the Merger with ALCiS-CA; such shares are registered but subject to lockup.

(6)	300,000 shares are ALCiS-CA common stock purchased as founder’s shares. See Note 11. 125,000 shares were purchased as ALCiS-CA Series A Preferred at $1.00 per share. 26,167 shares are owned as a result of a conversion of $50,000 in ALCiS-CA convertible notes at $2.00 per share. 5,000 warrants exercisable at $2.00 per share, and 5,000 warrants exercisable at $3.75 per share were also received in conjunction with the convertible note and its conversion.

(7)	25,572 shares of common stock were issued as the result of conversion of $50,000 worth of promissory notes and accrued interest at $2.00 per share. Includes 10,000 shares issuable upon exercise of accompanying warrants, 5,000 at $2.00 per share and 5,000 at $3.75 per share. Includes 50,000 shares purchasable upon exercise of option within the next sixty days, including 37,500 at $2.00 per share, and 12,500 at $1.92 per share. Mr. Jarrell holds 147,500 options granted in connection with services rendered as a director of ALCiS and as an officer and director of Emerging Delta Corporation. 75,000 of these options are exercisable at $2.00 per share, with 37,500 shares vested and 37,500 shares to vest on March 31, 2007. 12,500 of these options are exercisable at $1.92 per share and are fully vested. 60,000 of these options are granted for Mr. Jarrell’s service as a Board Member and are exercisable at $2.00 per share, with 5,000 shares vesting each quarter from first quarter following date of grant. Mr. Jarrell holds 781 shares in the Registrant he held prior to the Merger with ALCiS-CA; such shares are registered but subject to lockup.

(8)	300,000 shares are common stock purchased as ALCiS-CA founder’s shares. See Note 11. Excludes 795,101 shares and 75,000 currently exercisable warrants owned by Ample Ventures LLC, of which Mr. Sajwan is a managing member and as to which Mr. Sajwan disclaims beneficial ownership except as to his pecuniary interest in the LLC.

(9)	50,000 shares were purchased as ALCiS-CA Series B Preferred at $2.00 per share. 10,000 warrants exercisable at $2.00 per share, and 10,000 warrants exercisable at $3.75 per share were also received in conjunction with the convertible note and its conversion. In January 2006, Mr. Scoffone was granted 60,000 options in connection with services as a Board member, with 5,000 shares vesting every three months that he serves as a director, 5,000 shares of which will be purchasable at $2.00 per share upon exercise of the option within the next sixty days.

(10)	Includes 500,000 shares of common stock purchased in the Offering at $2.00 per share and three sets of accompanying warrants of 100,000 shares each, exercisable at $2.00, $3.75 and $4.75 per share.

(11)	Founders stock was purchased in April 2004 at $0.001 per share. ALCiS has a repurchase right at $0.001 on 90% of these shares exercisable if employment or service terminates for reasons of either termination by the holder or termination by ALCiS with cause. This repurchase option lapses at the rate of 1.875% per month.

(12)	Doug Glader is Eric Glader’s father. Each disclaims beneficial ownership of the shares owned by the other.

(13)	Includes 205,312 shares issuable upon exercise during the next sixty days of outstanding options and warrants.

E. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

See Item 5.02 above, which is hereby incorporated by reference.

F. EXECUTIVE COMPENSATION

Director Compensation

Directors currently do not receive any cash compensation for serving on the Board of Directors, or for any other services rendered to the Company in their capacity as director of the Company, but are reimbursed for expenses they incur in connection with their attendance. The Company has adopted its 2004 Stock Plan, under which outside directors are entitled to receive stock options. Directors currently holding such options are David Booth, who received 50,000 options exercisable at $0.10 per share that are subject to four year vesting from October 15, 2004, the date he joined the ALCiS-CA Board, and David Scoffone, who received 60,000 options that are exercisable at $2.00 per share and are subject to three year vesting from January 1, 2006, the date he joined the ALCiS-CA Board. Jerry Jarrell and Allen Campbell were each granted 60,000 options subject to three-year vesting at $2.00 per share in connection with their services as ALCiS directors, subject to three-year vesting from the March 31, 2006, closing of the Merger. It is the current intention of ALCiS to grant any newly appointed non-employee directors of ALCiS 60,000 options, with an exercise price set at or above fair market value, and subject to three year vesting from the date they join the ALCiS Board.

Management Compensation

The following table provides information concerning compensation expected to be earned during 2006 by Mr. Berchtold, ALCiS’ chief executive officer and Mr. Lemma, ALCiS’ chief financial officer, who are the only executive officers of ALCiS. The following table also provides information concerning the compensation earned during 2003, 2004 and 2005 by Messrs. Campbell and Jarrell who were the only executive officers of Registrant during that time period. Such four persons are referred to as “named executive officers”.

Summary Compensation Table Annual

		Annual Compensation		Other Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Compensation, including Annual and Long-Term Compensation
Brian Berchtold, CEO, President and Director	2006	$175,000	$0	$0
Mark Lemma, CFO	2006	$175,000	$0	$0
Allen Campbell, Former President and current Board member	2005	$12,000	$0	$0
	2004	$36,000	$0	$0
	2003	$36,000	$0	$0
Jerry Jarrell, Former CFO and current Board member	2005	$3,000	$0	$0
	2004	$9,000	$0	$0
	2003	$9,000	$0	$0

The following table shows the number of shares acquired by exercise of options during 2005 by the named executive officers, the value realized, and the number of unexercised options held by the named executive officers and their value.

Aggregate Option Exercises During Fiscal 2005 and Fiscal 2005 Year End Option Values

Name	Shares Acquired On Exercise	Value Realized	Number of Unexercised Securities Underlying Options at Year End	Value of Unexercised In the Money Options at Year End (1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Brian Berchtold	0	0	0/0	$0/$0
Mark Lemma	0	0	0/0	$0/$0
Allen Campbell	0	0	26,875/0	$0/$0
Jerry Jarrell	0	0	12,500/0	$1,000/$0

(1)	Calculated using $2.00 per share as the fair market value of ALCiS common stock at December 31, 2005. At that time, Series B Preferred Stock was being sold at $2.00 per share with accompanying warrants and common options were being granted with an exercise price of $2.00. On March 31, 2006, over $2,000,000 of ALCiS common stock was sold at $2.00 per share with accompanying warrants. There is no active trading market for ALCiS stock so the fair market value is an estimate made by ALCiS in good faith.

The Company has no employment agreements with its named executive officers and no compensatory or other arrangement with its named executive officers in the event of their resignation, retirement, or employment termination or from a change in control.

G. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The following transactions were or will be entered into with our promoters, executive officers, directors and 5% or greater shareholders. These transactions may or will continue in effect and may result in conflicts of interest between us and these individuals. Although our executive officers and directors have fiduciary duties to us and our shareholders, we cannot assure that these conflicts of interest will always be resolved in our favor or in the favor of our shareholders.

Founders

Founders purchased 3,450,000 shares of common stock in April 2004 at $0.001 per share, or $3,450 in the aggregate. ALCiS has a repurchase right at $0.001 on 90% of these shares exercisable if employment or service terminates for reasons of either termination by the holder or termination by ALCiS with cause. This repurchase option lapses at the rate of 1.875% per month. The shares were purchased by Eric Glader (800,000), Jay Landrum (750,000), Brian Berchtold (700,000), Mark Lemma (500,000), Ravinder Sajwan (300,000), Doug Glader (300,000), and Visveswar Akella (100,000).

Series A Preferred Stock

ALCiS-CA sold $1,000,000 of ALCiS-CA Series A Preferred Stock, some of which was purchased by related parties, in December, 2004, at $1.00 per share. Ample Ventures (with which ALCiS-CA Board Member Ravi Sajwan has an association) purchased 600,000 shares, Board Members Doug Glader purchased 125,000 shares, and Board member David Booth purchased 50,000 shares.

Convertible Notes

ALCiS-CA entered into approximately $1,877,000 of convertible notes (“Notes”) with a number of parties. All Notes carried similar terms, including interest at the rate of 7%, and several of the Notes were entered into with related parties: Ample Ventures (with which ALCiS-CA Board Member Ravi Sajwan has an association) acquired $375,000 of notes, Board Member Doug Glader purchased a total of $50,000 of Notes, and relatives of Doug Glader purchased a total of $50,000 of Notes.

Just as with other Note holders, each of these parties converted their Notes and accrued interest into ALCiS-CA Series B Preferred Stock at $2.00 per share; and in exchange for such conversion, all Note holders received Warrants to purchase a number of common shares equal to 20% of the number of Series B Preferred shares at $3.75 per share. As a result, Ample Ventures acquired 195,101 Series B Preferred shares and 75,000 Warrants and each of Doug Glader and relatives of Doug Glader acquired 25,572 Series B Preferred shares and 10,000 Warrants.

Series B Preferred Stock

ALCiS-CA sold $880,000 of ALCiS-CA Series B Preferred Stock, other than upon conversion of the notes, during 2005, some of which was purchased by related parties, at $2.00 per share. Every five shares of Series B Preferred Stock was accompanied by two Warrants to purchase ALCiS CA common stock, one with an exercise price of $2.00 per share and one with an exercise price of $3.75 per share. Director David Scoffone has purchased 50,000 shares of ALCiS-CA Series B Preferred Stock, which included Warrants to purchase 20,000 shares of ALCiS-CA Common Stock.

Common Stock Offering

ALCiS-CA conducted an offering of units comprised of common stock and warrants, at $2.00 per unit, which had its initial closing on March 31, 2006. The common stock and the warrants together shall herein be referred to as a “Unit” or “Units.” Every five Units includes five shares of ALCiS-CA common stock plus one Warrant exercisable at $2.00 per share, and one Warrant exercisable at $3.75 per share. In consideration for his investment of $1,000,000, one Investor , Al Gonsoulin, also received an additional 100,000 Warrants exercisable at $4.75 per share; he purchased 500,000 common shares in the Offering and received 300,000 Warrants, of which 100,000 each had exercise prices of $2.00, $3.75, and $4.75 per share.

Stock Options

In conjunction with his joining of the Board of Directors in October 2004, ALCiS-CA issued David Booth an option to purchase a total of 50,000 shares of ALCiS-CA Common Stock at $0.10 per share; 10% of those shares vested upon grant with the remaining 90% subject to a 4 year vesting. In conjunction with his joining of the Board of Directors in January 2006, ALCiS-CA issued David Scoffone an option to purchase a total of 60,000 shares of ALCiS-CA Common Stock at $2.00 per share; 5,000 of those shares vest each quarter following date of grant. In connection with their joining the Board after the Merger, ALCiS granted 60,000 options to each of Allen Campbell and Jerry Jarrell, which are exercisable at $2.00 per share, with 5,000 shares vesting each quarter from the first quarter following the date of grant. ALCiS also granted 125,000 options to Mr. Campbell and 75,000 options to Mr. Jarrell in connection with their consulting services, exercisable at $2.00 per share, of which 50% are exercisable immediately and 50% are exercisable in one year. On March 14, 2003, Registrant granted Mr. Campbell 26,875 options exercisable at $2.40 per share and Mr. Jarrell 12,500 options exercisable at $1.92 per share; such options expire on March 14, 2008.

Engagement Agreement with Landrum & Company, Inc.

ALCiS-CA entered into an engagement agreement attached as Exhibit 10.6 with the law firm Landrum & Company, Inc., which is 100% held by James F. Landrum, Jr., a promoter and former director, officer and employee of ALCiS-CA and holder of 750,000 shares of ALCiS common stock. ALCiS has assumed this agreement, and in exchange for continuing the commitment of time, ALCiS will continue to receive a discount off Mr. Landrum’s regular billable rate. Mr. Landrum specializes in corporate law, and is expected to conduct 40-80 hours per month of work for ALCiS, terminable at any time by either party upon 90 days notice.

H. DESCRIPTION OF SECURITIES

General

ALCiS’ certificate of incorporation, after amendment on April 5, 2006, provides that ALCiS is authorized to issue up to 20,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2006, after giving effect to the Offering, the Merger, and the 5.25 for 1 stock dividend, ALCiS has 7,149,006 shares of common stock outstanding. No preferred stock is issued and outstanding.

The following description of ALCiS’ common stock, preferred stock and various warrants summarizes the material provisions of each and is qualified in its entirety by the provisions of ALCiS’ certificate of incorporation, bylaws, and warrant agreements, copies of which are attached as exhibits to this Form 8-K.

Common Stock

All holders of ALCiS’ outstanding common stock, have the following rights and privileges in general:

•	the right to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors,

•	no cumulative voting rights, which means that holders of a majority of shares outstanding can elect all of ALCiS’ directors,

•	the right to receive ratably dividends when, if and as may be declared by ALCiS’ board of directors out of funds legally available for such purposes, subject to the senior rights of any holders of preferred stock then outstanding,

•	the right to share ratably in the net assets legally available for distribution to common stockholders after the payment of ALCiS’ liabilities on its liquidation, dissolution and winding-up;

•	no preemptive or conversion rights or other subscription rights, and no redemption privileges

Certain holders of ALCiS’ common stock additionally have contractual registration rights as described below under “Registration Rights” while certain holders of ALCiS’ common stock effectively also possess anti-dilution rights through ownership of certain warrants, as described below under “Anti-Dilution Rights, which are exercisable only in the event of an issuance of certain securities by ALCiS at a dilutive price (either below $2.00 or $1.00 per share, depending on the warrant).

All outstanding shares of ALCiS’ common stock are fully paid and nonassessable.

Preferred Stock

ALCiS’ preferred stock may be issued from time to time by its Board of Directors, without further action by its stockholders, in one or more series. The board can fix the relative designations, preferences, priorities, powers and other special rights for each series of preferred stock.

ALCiS believes that the preferred stock will provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. Although ALCiS’ Board of Directors currently has no intention to issue preferred stock, in the event of any issuance, its common stockholders will not have any preemptive or similar rights to acquire any of the preferred stock. Issuances of preferred stock could:

•	dilute the voting power of common stockholders,

•	adversely affect the voting power of common stockholders,

•	adversely affect the likelihood that common stockholders will receive dividend payments and payments on liquidation, and

•	have the effect of delaying or preventing a change in shareholder and management control.

Warrants

Prior to the Merger, ALCiS-CA issued ten-year warrants in connection with certain of its financings. The warrants are now warrants to purchase ALCiS common stock. There are currently 1,056,400 outstanding warrants, of which 478,200 are exercisable at $2.00 per share, 478,200 are exercisable at $3.75 per share, and 100,000 are exercisable at $4.75 per share. The exercise price of these warrants is subject to anti-dilution price adjustment in the event of certain stock issuances by us as follows. To the extent that shares of ALCiS stock are sold for less than $2.00 per share, the warrant exercise price is correspondingly reduced. Excluded are (i) shares issued pursuant to our 2004 Stock Plan not to exceed 1,300,000 shares or any greater amount approved by a vote of the Common Stock, voting as a separate class (as adjusted for any stock split, stock dividend or recapitalization or like event of the Company), (ii) shares issued as placement fees relating to the sale of Common Stock, (iii) shares given in conjunction with the purchase of technology from the patent holder/manufacturer of Company products, (iv) shares issued pursuant to the approval by a two-thirds vote of Common Stock shareholders, voting as a separate class (as adjusted for any stock split, stock dividend or recapitalization or like event of the Company) which approval includes that the warrant exercise prices not be adjusted.

The shares of common stock underlying the warrants have registration rights as described under “Registration Rights” below.

Stock Options

There are outstanding options to purchase 518,750 shares of ALCiS common stock at an exercise price ranging from $0.10 to $2.00 per share granted under the 2004 Stock Plan and outstanding options to purchase 39,375 shares at an exercise price ranging from $1.92 to $2.40 per share granted under the Delta 1993 Stock Option Plan. A description of these two plans follows:

Delta 1993 Stock Option Plan. At the time of the Merger, Delta had outstanding options under its 1993 Stock Option Plan that had been granted to four (4) directors. The options for the two retiring directors were canceled, but the aggregate of 39,375 options held by Mr. Campbell and Mr. Jarrell, who will continue as Directors of ALCiS remain outstanding. No future options may be granted under the Delta 1993 Stock Plan which has been terminated except for Mr. Campbell’s and Mr. Jarrell’s options.

2004 Stock Plan. In September 2004, ALCiS-CA adopted a stock plan for key employees and consultants, including officers and directors, which, as amended during 2005, provided that an aggregate of 1,300,000 shares of common stock may be granted under the plan (“2004 Plan”). On March 31, 2006, prior to the Merger, there were options for 200,000 shares outstanding and after the Merger, as contemplated by the Merger Agreement, an additional 318,750 options were granted under the 2004 Plan. The 2004 Plan was assumed by the Company pursuant to the Merger and was approved by the stockholders of Registrant after the Merger. The term of options under the 2004 Plan is generally ten years and vesting schedules are generally over four years, but are determined individually for each grant.

Administration. The 2004 Plan will be administered by our board of directors who may delegate its authority to an administrative committee. The plan provides that its administrator may:

•	select participants

•	determine the date of grant, exercise price and other terms of options,

•	establish rules and regulations to administer the plan,

•	amend, suspend or discontinue the plan subject to applicable shareholder approval,

•	interpret the rules relating to the plan, and

•	otherwise administer the plan.

Eligibility. Our employees and consultants, including officers and directors, may be granted awards under the plan.

Awards. Under the 2004 Plan, we may grant incentive options, non-statutory options, and stock purchase rights.

Award Pricing. Incentive options must be granted at not less than 100% of the fair market value of our common stock on their date of grant (“FMV”) and non-statutory options must be granted at not less than 85% of FMV, except that the exercise price for an option granted to a holder of 10% or more of outstanding voting stock must be not less than 110% of FMV. Stock purchase rights may be given as a bonus or we may charge for them and the resulting stock may be subject to a repurchase right in favor of ALCiS.

Registration Rights

All holders of ALCiS-CA stock, who now comprise holders of approximately 96% of the outstanding ALCiS common stock, have the following registration rights pertaining to their outstanding shares of ALCiS common stock and those shares of ALCiS common stock issuable upon exercise of their Warrants until March 31, 2008, provided that the right of any holder to request registration or inclusion in any registration shall terminate at such time that all registrable securities held or entitled to be held upon conversion by such holder may immediately be sold under Rule 144 during any 90-day period.

•	If at any time ALCiS decides to register any of its securities pursuant to an underwritten offering for its own account or for the account of others, ALCiS shall promptly send to each holder written notice of ALCiS’ intention to file a registration statement and of such holder rights hereunder and, if within twenty days after receipt of such notice, such holder shall so request in writing, ALCiS shall include in such registration statement all or any part of the holder’s securities in ALCiS that such holder requests to be registered, subject to the priorities set forth herein.

•	If the registration for which ALCiS gives notice is a public offering involving an underwriting, ALCiS will so advise holder as part of the above-described written notice. In such event, if the managing underwriter(s) advise ALCiS in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of common stock which may be included in the registration statement (which may include a total “cut-back” of all registrable securities) is necessary to facilitate and not adversely affect the proposed offering, then ALCiS shall include in such registration: (a) first, all securities that ALCiS proposes to sell for its own account or for the account of the shareholder who demanded the registration, and (b) second, the securities requested to be registered by the holder and other holders of securities entitled to participate in the registration by virtue of piggyback registration rights, drawn from them pro rata based on the number of shares which they request to be included in the registration.

•	If an offering in connection with which holder is entitled to registration is an underwritten offering, then each holder whose registrable securities are included in such registration statement shall, unless otherwise agreed by ALCiS, use the same underwriter or underwriters and on the same terms and conditions as other shares included in such underwritten offering.

There can be no assurance that the shares of common stock subject to registration rights as specified above will become registered under the Securities Act.

Anti-Dilution Rights

The holders of ALCiS common stock resulting from ALCiS-CA Series A or B Preferred Stock or ALCiS Common Stock sold in the Offering which closed on March 31, 2006, (approximately 3.5 million shares comprising approximately 50% of currently outstanding shares) shall have the following anti-dilution rights, granted pursuant to certain warrants exercisable only in the event of certain dilutive issuances of stock by ALCiS, until the earlier of (i) six (6) months following the effective date of a registration statement under the Securities Exchange Act of 1934 filed by us post Merger, (ii) upon trading of the shares in a public market or (iii) March 31, 2009. Those persons who held Series A Preferred Stock have Series A anti-dilution warrants with an initial trigger price of $1.00 per share while those persons who held Series B Preferred Stock or who were issued common stock in the Offering have Series B anti-dilution warrants with an initial trigger price of $2.00 per share. The forms of Series A and B anti-dilution warrant agreements comprise Exhibits B and C, respectively, of the Merger Agreement, which is Exhibit 10.1 to this Form 8-K.

The effect of these warrants is to provide full ratchet adjustment to prevent dilution in the event that, other than certain excluded issuances, ALCiS issues additional common shares or any right or option to purchase common shares or other securities convertible into or exchangeable for common shares at a purchase price less than the then trigger price (after any proportional adjustments for stock splits, stock dividends, recapitalizations, and the like) of the common shares.

Anti-dilution protection shall not apply to the following excluded issuances: (i) shares issued pursuant to our 2004 Stock Plan not to exceed 1,300,000 shares or any greater amount approved by a vote of the Common Stock, voting as a separate class (as adjusted for any stock split, stock dividend or recapitalization or like event of the Company), (ii) shares issued as placement fees relating to the sale of Common Stock, (iii) shares given in conjunction with the purchase of technology from the patent holder/manufacturer of Company products, (iv) shares issued pursuant to the approval by a two-thirds vote of Common Stock shareholders, voting as a separate class (as adjusted for any stock split, stock dividend or recapitalization or like event of the Company) which approval includes that the warrant exercise prices not be adjusted.

For example, if we were to issue stock at $0.50 in a financing which was not an excluded issuance, then holders of the warrants would be able to exercise their warrants for a nominal price (our par value of $0.001) to obtain additional shares. In the case of the holders of Series A anti-dilution warrants, they would be able to exercise their anti-dilution warrants for a number of shares equal to the original number of Series A Preferred shares they held, thus doubling their number of shares ($1.00/$0.50). In the case of the holders of Series B anti-dilution warrants, they would be able to exercise their anti-dilution warrants for a number of shares equal to three times the original number of Series B Preferred shares they held and common shares they purchased in the Offering, thus quadrupling their number of shares ($2.00/$0.50).

Lock Up Agreements

As a condition of the closing of the Merger Agreement, ALCiS current executive officers and directors, the two Registrant directors who resigned upon the Merger and two of the other founders of Delta, and the promoters of ALCiS became parties to lock-up agreements in the form of Exhibit 4.5 to this Form 8-K. These lock-up agreements cover the 4,617,808 shares of ALCiS’ common stock they hold, the 130,000 shares of common stock underlying ALCiS’ existing warrants they own, and the 488,125 options they hold and prohibit those persons from selling or otherwise transferring any of their shares of common stock for a period of twelve months (12) months following the effective date of the Merger.

Immediately after the closing of the Offering and the Merger and following the 5.25 to 1 stock dividend, and the grant of options to Registrant’s personnel contemplated by the Merger Agreement, the following shares of ALCiS common stock (or shares of ALCiS common stock underlying warrants and options) will not be subject to any lock up agreement restrictions:

•	Approximately 214,906 shares of ALCiS common stock held by investors in Emerging Delta Corporation prior to the Merger will not be subject to lock up restrictions. The original issuance of these shares was registered under the Act and they will continue to be freely tradable without restriction and will represent ALCiS’ “float” following the Merger in the event there is trading activity;

•	2,316,292 shares of ALCiS outstanding common stock held by certain ALCiS-CA stockholders. These shares of common stock are restricted shares whose re-sale will be subject to the availability of Rule 144 one year after the Merger or to the availability of another exemption under the Securities Act;

•	926,400 shares of ALCiS common stock underlying existing warrants. Upon exercise of these warrants by the holders thereof, the shares will be restricted shares subject to the restrictions on transfer imposed by the Securities Act. They would be eligible for resale under Rule 144 promulgated under the Securities Act after they have been held for one year, subject to volume limitations depending on the status of the holder, and would possibly be eligible for resale under other exemptions under the Securities Act;

•	90,000 shares of ALCiS common stock underlying outstanding options issued to employees, directors, consultants and vendors under the ALCiS 2004 Stock Plan. The Company currently intends to register the shares issuable under this plan on Form S-8 in approximately sixty days at which time they could be resold freely once acquired upon exercise of the options. Otherwise, upon exercise of these options by the holders thereof, the shares will be restricted shares subject to the restrictions on transfer imposed by the Securities Act. They would be eligible for resale under Rules 144 and 701 promulgated under the Securities Act, after they have been held for three months, subject to volume limitations depending on the status of the holder, and would possibly be eligible for resale under other exemptions under the Securities Act.

Dividend Policy

ALCiS has not declared or paid any cash dividends on its common stock. It intends to retain any future earnings to finance the growth and development of its business, and therefore it does not anticipate paying any cash dividends on the common stock in the future. The board of directors will determine any future payment of cash dividends depending on the financial condition, results of operations, capital requirements, general business condition and other relevant factors. If the Company issues preferred shares, although not currently anticipated, no dividends may be paid on the outstanding common stock until all dividends then due on the outstanding preferred stock will have been paid.

Transfer Agent and Registrar

ALCiS has appointed U.S. Stock Transfer Corporation as its registrar and transfer agent and registrar of its common stock. The mailing address of U. S. Stock Transfer Corporation is 1745 Gardena, Glendale, CA 91204.

I. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public trading market for ALCiS common stock.

There are currently outstanding 1,056,400 warrants, excluding the anti-dilution warrants described in Section H above under “Anti-Dilution Rights”. There are currently 578,125 outstanding options, of which all but 18,750 were granted under the 1,300,000 shares reserved for issuance under then 2004 Stock Plan. The discussion in Section H above under “Lock Up Agreements” describes shares which could be sold under Rule 144 while the discussion in Section H above under “Registration Rights” describes rights of certain shareholders to piggyback registration.

There are approximately 415 holders of record of ALCiS common stock.

As of the time of closing of the Merger, the table below provides the indicated information with respect to compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	239,375	(1)	$1.15	1,100,000
Equity compensation plans not approved by security holders	0		n/a	—

Total	239,375		$1.15	1,100,000

(1)	Excludes 338,750 options committed to be granted following the Merger by ALCiS in connection with the Merger, all of which have been granted.

J. LEGAL PROCEEDINGS.

ALCiS is not a party in any bankruptcy, receivership or other legal proceeding, and to the best of ALCiS’ knowledge, no such proceedings by or against ALCiS have been threatened.

K. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

None.

L. RECENT SALES OF UNREGISTERED SECURITIES.

Delta has not sold any securities in the past three years. All of the outstanding securities of ALCiS-CA were not registered under the Securities Act.

ALCiS-CA has sold the following securities since its inception in April, 2004.

Founders

Founders purchased 3,450,000 shares of common stock in April 2004 at $0.001 per share for an aggregate cash purchase price of $3,450. The shares were purchased by Eric Glader (800,000), Jay Landrum (750,000), Brian Berchtold (700,000), Mark Lemma (500,000), Ravinder Sajwan (300,000), Doug Glader (300,000), and Visveswar Akella (100,000). The shares were issued pursuant to the exemption from registration under the Securities Act provided by Rule 701.

Series A Preferred Stock

ALCiS-CA sold $1,000,000 of ALCiS-CA Series A Preferred Stock, in December, 2004, at $1.00 per share. The shares were purchased by sophisticated investors. The preferred shares and the common shares issuable upon their conversion were issued pursuant to the exemption from registration under the Securities Act provided by Rule 506.

Convertible Notes

ALCiS-CA sold approximately $1,877,000 of convertible notes (“Notes”) to a number of parties from February, 2005, through October, 2005. The notes were purchased by sophisticated investors. The notes and the securities issuable upon their conversion were issued pursuant to the exemption from registration under the Securities Act provided by Rule 506.

Series B Preferred Stock

Between November, 2005, and December, 2005, ALCiS-CA sold 1,414,006 shares of ALCiS-CA Series B Preferred Stock at $2.00 per share, thereby raising $2,828,012, including 974,006 shares issued upon conversion of the notes and 440,000 shares issued for cash. Every five shares of Series B Preferred Stock was accompanied by two warrants to purchase ALCiS CA common stock, one with an exercise price of $2.00 per share and one with an exercise price of $3.7 per share. The preferred shares, warrants, and common shares underlying the preferred shares and warrants, were purchased by sophisticated investors and were issued pursuant to the exemption from registration under the Securities Act provided by Rule 506.

Common Stock Offering

ALCiS-CA conducted an offering of 1,012,500 units comprised of common stock and warrants, at $2.00 per unit, which had its initial closing on March 31, 2006, at 2.00 per unit, thereby raising $2,025,000. Every five units includes five shares of ALCiS-CA common stock plus one warrant exercisable at $2.00 per share, and one warrant exercisable at $3.75 per share. In consideration for his investment of $1,000,000, one investor also received an additional 100,000 warrants exercisable at $4.75 per share. The shares, warrants, and shares underlying the warrants, were issued to sophisticated investors pursuant to the exemption from registration under the Securities Act provided by Rule 506.

Stock Options

ALCiS-CA has its 2004 Stock Plan pursuant to which it granted 200,000 options on or before March 31, 2006. The options and underlying shares were issued pursuant to the exemption from registration under the Securities Act provided by Rule 701. After the Merger, Registrant granted 338,750 options to four former directors of Delta, two of whom are continuing directors of Registrant and all of whom are sophisticated investors. These options and underlying shares were issued pursuant to the exemption from registration under the Securities Act provided by Rule 506.

M. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents under certain circumstances for liabilities (including reimbursement for expenses incurred). Article V of the Registrant’s By-laws (Exhibit 3.4 to this Form 8-K) provides for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant also intends to enter into agreements in the form of Exhibit 3.7 to this Form 8-K with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed. The Registrant also has taken out a directors and officers liability insurance policy.

RISK FACTORS

The business, financial condition and operating results of ALCiS could be adversely affected by any of the following factors, in which event the value of the equity securities of ALCiS could decline, and investors could lose part or all of their investment. The risks and uncertainties described below are not the only ones that the combined company faces. Additional risks and uncertainties not presently known to management, or that management currently thinks are immaterial, may also impair future business operations.

Because ALCiS has a limited operating history, ALCiS may not be able to successfully manage its business or achieve profitability.

ALCiS is a development stage company. ALCiS has a limited operating history upon which you can base your evaluation of its prospects and the potential value of its common stock. The likelihood of success of ALCiS must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of new business and the competitive environment in which ALCiS will operate. ALCiS has little market penetration and successes to date, and may never reach profitability. No additional relevant operating history exists upon which an evaluation of its performance can be made. ALCiS’ performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing new products and markets in the evolving, highly competitive consumer health products space. If ALCiS cannot successfully manage its business, ALCiS may not be able to generate future profits and may not be able to support its operations.

ALCiS is in the early stages of its development, has incurred substantial losses since inception and may never achieve profitability.

Since ALCiS-CA commenced its operations in 2004, ALCiS-CA has incurred substantial operating losses. For the period April 13, 2004 through March 31, 2005, ALCiS-CA had a net loss of $1,308,584. ALCiS-CA’s losses from operations have resulted in an accumulated deficit of $2,653,041 at December 31, 2005. ALCiS expects that its operating expenses will outpace revenues for the near future and result in continued losses. ALCiS’ long-term viability, profitability and growth will depend upon successful commercialization of initial products and the development and commercialization of new products relative to its business plan. You should consider the costs and difficulties frequently encountered by companies in their early stages of launching a product and establishing a market presence. There is no assurance that ALCiS will ever obtain profitability which may lead to the loss of your entire investment.

We face significant competition in the OTC health care and toiletries markets.

The OTC health care and toiletries markets are highly competitive and are characterized by the frequent introduction of new products, including the migration of prescription drugs to the OTC market, often accompanied by major advertising and promotional support. These introductions may adversely affect our business especially because we compete in categories in which product sales are highly influenced by advertising and promotions. Our competitors include large pharmaceutical companies such as Merck, Pfizer, Johnson & Johnson, and Wyeth, and consumer products companies such as Chattem and Haw Par Healthcare, Inc., many of which have considerably greater financial and other resources than we do. These competitors are thus better positioned to spend more on research and development, employ more aggressive pricing strategies, utilize greater purchasing power, build stronger vendor relationships and develop broader distribution channels than us. In addition, our competitors have often been willing to use aggressive spending on trade promotions and advertising as a strategy for building market share at the expense of their competitors including us. If we are unable to continue to introduce new and innovative products that are attractive to consumers or are unable to allocate sufficient resources to effectively advertise and promote our products so that they achieve wide spread market acceptance, we may not be able to compete effectively, and our operating results and financial condition may be adversely affected.

Our success depends on our ability to anticipate and respond in a timely manner to changing consumer demands.

Our success depends on our products’ appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to change. If our current products do not meet consumer demands, our sales may decline. In addition, our growth depends upon our ability to develop new products through product line extensions and product modifications, which involve numerous risks. We may not be able to accurately identify consumer preferences and translate our knowledge into customer-accepted products or successfully integrate these products with our existing product platform or operations. We may also experience increased expenses incurred in connection with product development, marketing and advertising that are not subsequently supported by a sufficient level of sales, which would negatively affect our margins. Furthermore, product development may divert management’s attention from other business concerns, which could cause sales of our existing products to suffer. We cannot assure you that newly developed products will contribute favorably to our operating results.

If ALCiS’ products fail to perform properly, its business could suffer with increased costs and reduced income.

Although ALCiS has been testing its products with users and has engaged in sales over the last 9 months, its products may fail to meet consumer expectations. ALCiS has had little experience in returns and while currently offering a 60 day money back guarantee, ALCiS has not yet finalized the form of warranties it will grant for its products. ALCiS will be required to replace products or refund the purchase price to consumers in cases of dissatisfaction. Failure of ALCiS’ products to meet expectations could:

•	damage its reputation,

•	decrease sales,

•	incur costs related to returns,

•	delay market acceptance of its products,

•	result in unpaid accounts receivable, and

•	divert its resources to reformulation or alternative products.

ALCiS may need additional capital to fund its growth.

ALCiS anticipates that the proceeds from the Offering will be adequate to satisfy its capital requirements for the next 9 to 12 months. ALCiS will require additional capital to support its growth and cover operational expenses as ALCiS expands its marketing and product development. To do this ALCiS may need to issue equity, debt or securities convertible into equity which will dilute your stock ownership in ALCiS following the Merger. If ALCiS cannot obtain additional financing on reasonable terms, ALCiS may not have sufficient capital to operate its business as planned and would have to modify its business plan or curtail some or all of its operations.

There is no assurance that ALCiS will be successful in maintaining its technology licenses.

ALCiS has entered into a perpetual, worldwide exclusive license for use of certain technology in topical analgesic pain relief products, a nonexclusive license on a number of other products, and an option to purchase broader rights to several technologies in the future. For the license, ALCiS has agreed to pay 400,000 shares of ALCiS Common Stock (although the parties have recently agreed in principal to change such shares to warrants instead), a $400,000 prepaid royalty payment (payable through June 2006) and pay a royalty rate based on sales with a minimum payment of $25,000 per month ($50,000 after December 31, 2008) to continue its exclusive license agreement. To secure its option to purchase, ALCiS will pay another 100,000 shares of ALCiS Common Stock (although the parties have recently agreed in principal to change such shares to warrants instead). In the event that ALCiS fails to pay such minimum monthly amounts, ALCiS may lose all licensed rights relating to these technologies. While ALCiS has successfully negotiated contract modifications in the past, there is no assurance ALCiS will continue to be successful in such negotiations.

ALCiS has committed to have its products manufactured only by BioZone so long as BioZone desires to manufacture such products. If BioZone does not supply us with quality products in a timely manner, our revenues will decline.

In our technology license with BioZone, we have granted BioZone a right of first refusal to manufacture products licensed from BioZone, which includes all of our current products. This right of first refusal terminates if BioZone is unable to deliver such products or the committed pricing. If BioZone does not supply us with quality products in a timely manner, or desires to charge us higher prices than those committed, we would have to attempt to work with BioZone to mitigate the adverse impacts or else terminate our commitment to BioZone and attempt to locate another contract manufacturer. There can be no assurance we will be able to do locate another contract manufacturer in a timely and cost-effective manner. Any such switch could take significant time and could be contested by BioZone, and as a result our supply of product may be interrupted and our revenues may decline. In addition, the price which we pay for product could increase, thereby reducing our gross margin.

ALCiS’ intellectual property and proprietary rights give it only limited protection and can be expensive to defend.

Our trademarks are of material importance to our business and are among our most important assets. In fiscal 2006, substantially all of ALCiS-CA’s total revenues were from licensed products. ALCiS’ ability to produce and sell pain management products depends in part on securing patent protection for its products, maintaining various trademarks and protecting its operational trade secrets. To protect its proprietary technology, ALCiS will rely upon a combination of proprietary technology and know-how, patents, trademarks, copyrights, confidentiality agreements and/or other contractual covenants to establish and protect its intellectual property rights. There can be no assurance that steps taken by ALCiS to protect its intellectual property will be adequate to prevent infringement or misappropriation of that intellectual property, or that ALCiS’ competitors will not independently develop products substantially equivalent or superior to ALCiS’ products. Any infringement or misappropriation could have a material adverse effect on ALCiS’ future financial results. ALCiS believes its business does not infringe upon the valid proprietary rights of others, but there can be no assurance that third parties will not assert infringement claims against ALCiS and that, in the event of an unfavorable ruling on any such claim, a license or similar agreement to utilize the intellectual property rights in question relied upon by ALCiS in the conduct of its business will be available to ALCiS or reasonable terms, if at all. In addition, the laws of some foreign countries do not protect proprietary rights in brand names to the same extent as do the laws of the United States. We cannot assure you that we will be able to successfully protect our trademarks from infringement or otherwise. The loss or infringement of our trademarks could impair the goodwill associated with our brands, harm our reputation and materially adversely affect our financial results. The loss of such rights (or the failure by ALCiS to obtain similar licenses or agreements) could have a material adverse effect on ALCiS’ business, financial condition and results of operations. In addition, it is believed that, from time to time, ALCiS may become involved in intellectual property disputes with third parties, which may not result in a favorable outcome for ALCiS. ALCiS also could incur substantial costs to assert its intellectual property or proprietary rights against others.

We license additional intellectual property from third parties that is used in certain of our products, and we cannot assure you that these third parties can successfully maintain their intellectual property rights. In addition, the sale of these products relies on our ability to maintain and extend our licensing agreements with third parties, and we cannot assure you that we will be successful in maintaining these licensing agreements. Any significant impairment of the intellectual property covered by these licenses, or in our rights to use this intellectual property, may cause our sales to decline.

ALCiS might not be able to hire and retain personnel with the appropriate experience and talent to build its sales and marketing capability which will negatively affect future revenue.

ALCiS’ future success depends to a significant extent on the continued services of senior management and other key personnel. ALCiS does not maintain “key person” life insurance for any of its executives. The loss of such key personnel would likely have a significantly detrimental effect on the business. ALCiS may also be unable to retain key employees or attract, assimilate or retain other highly qualified employees in the future. ALCiS may experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications as a result of rapid growth and expansion, and there can be no assurance ALCiS will be able to attract and retain the qualified personnel necessary for the development of its business. The failure to recruit qualified technical, managerial or marketing personnel could have a material adverse effect on ALCiS’ business, financial condition and results of operations.

ALCiS’ future depends on the financial success of its products. Since ALCiS is introducing entirely new products without comparable sales history, ALCiS does not know if its products will generate wide acceptance by consumers.

ALCiS is introducing its pain management products as new products to consumer markets unfamiliar with their use and benefits. ALCiS does not know whether its products will generate widespread acceptance. If consumers do not purchase its products, ALCiS will not be profitable and you may lose all of your investment. You must consider ALCiS’ prospectus in light of the risks, expenses and challenges of attempting to introduce new products with unknown consumer acceptance.

ALCiS’ marketing strategies may not be successful, which would adversely affect its future revenues and profitability.

ALCiS’ revenues and future depend on the successful marketing of pain management and body therapy products. ALCiS cannot assure you that consumers will be interested in purchasing its products. ALCiS initially plans to use direct marketing to sell its products via television commercials, infomercials, magazine and newspaper advertising and the Internet. Its infomercials and commercials may not generate sufficient income to continue to air the commercials. ALCiS may find less success in the selling process than expected. Given that initial growth is focused on Direct Response Television sales, less than forecasted sales in this channel will significantly impact projections. The Company has sought to mitigate this risk by engaging EURO RSCG 4D DRTV, the leader in the industry and the largest direct response media buying company in the world. ALCiS expects the incorporation of this strategic relationship will reduce the risk of underperformance. If ALCiS’ sales and marketing strategies fail to attract customers, its product sales will not produce future revenues sufficient to meet its operating expenses or fund its future operations. If this occurs, ALCiS’ business may fail and you may lose your entire investment.

ALCiS’ current or future manufacturers could fail to fulfill ALCiS’ orders for products which would disrupt its business, increase its costs and could potentially cause it to lose its market.

ALCiS will initially depend on one contract manufacturer in California to produce its pain management products. To date ALCiS has received only limited quantities of finished products and does not yet have an operating history that demonstrates that this manufacturer can produce its pain management products in a timely manner or in sufficient volumes. In order to reduce the risk of undersupply, ALCiS will participate in all procurement of longer lead-time materials, stock such materials for ready availability and, initially, stock more inventory than otherwise required under a just-in-time inventory program. The manufacturer may also fail to produce the products to ALCiS’ specifications or deliver them on a timely basis. ALCiS has not identified other suppliers to assure them of an alternative source of supply. This manufacturer is located in California and could be subject to risk of natural disasters such as an earthquake resulting in disruption of supply. Any change in manufacturers or location could disrupt its business due to delays in finding a new manufacturer, providing specifications and testing initial production. The loss of a contract manufacturer may force us to shift production to in-house facilities and possibly cause manufacturing delays, disrupt our ability to fill orders or require us to suspend production until we find another third party manufacturer. We are not able to control the manufacturing efforts of these third party manufacturers as closely as we control our business. Should any of these manufacturers fail to meet our standards, we may face regulatory sanctions, additional product liability claims or customer complaints, any of which could harm our reputation and our business. Any interruption or significant delay in the supply of these active ingredients would impede our ability to manufacture these products, which would cause our sales to decline.

ALCiS may not be able to manage expanding operations.

If ALCiS is successful in achieving market acceptance of its products, it will be required to expand its operations quickly, requiring the establishment of technical operations, system administration, and sales and marketing in each target market. This may result in new and increased responsibilities for management and place significant strain on ALCiS’ management, operating and financial systems and other resources. To accommodate such growth and compete effectively, ALCiS will be required to implement and improve information systems, procedures and controls, and to train, motivate and manage its work force. ALCiS’ future success will depend to a significant extent on the ability of its future management personnel to operate effectively. There can be no assurance ALCiS’ personnel, systems; procedures and controls will be adequate to support ALCiS’ future operations

An active trading market for ALCiS’ common stock may not develop or be sustained.

There can be no assurance as to when and if the shares of common stock will become quoted on any stock exchange and, even if the shares of common stock are quoted, there can be no assurance that an active trading market will develop for such shares. If an active public trading market does not develop or continue, you may have limited liquidity and may be forced to hold your shares of ALCiS’ common stock for an indefinite period of time. Further, the prices and volume of trading in ALCiS’ common stock may be adversely affected if its securities are not listed or quoted.

If an exemption from registration on which ALCiS has relied on for any of its past offerings of common stock or warrants were later challenged legally, its principals may have to expend time defending claims and ALCiS would then risk paying expenses for defense, rescission and/or regulatory sanctions.

To raise working capital, ALCiS-CA offered common stock and warrants in private transactions that ALCiS-CA believed to be exempt from registration under the Securities Act of 1933, as amended and state securities laws. In the event that one or more investors seeks rescission, with resulting return of investment funds and interest at a market rate, or that state or federal regulators seeks sanctions against ALCiS or its principals, ALCiS would spend time and financial resources, including some of the net proceeds of the Offering, to pay expenses for defense, rescission awards or regulatory sanctions. The use of funds would reduce the capital available to implement its full plan of operation.

There may be substantial sales of ALCiS’ common stock by existing stockholders which could cause the price of ALCiS’ stock to fall.

Future sales of substantial amounts of ALCiS’ common stock in the public market, if one develops, or the perception that such sales might occur, could cause the market price of its common stock to decline and could impair the value of your investment in ALCiS’ common stock and its ability to raise equity capital in the future. As of March 31, 2006, after giving effect to the Merger, the Offering, and the 5.25 for 1 stock dividend, ALCiS will have 7,149,006 shares of common stock outstanding, of which 214,906 shares may be sold immediately after the Merger without restriction in the public market, if one develops. Of the remaining shares, (i) 57,594 are registered shares held by certain Delta stockholders but subject to lock up restrictions, (ii) 962,500 shares issued in the Offering are considered “restricted” shares under Rule 144 but are not subject to lock up restrictions, (iii) 1,303,792 shares issued to ALCiS-CA stockholders are considered “restricted” shares under Rule 144, but are not subject to lock up restrictions, and (iv) 4,610,214 shares held by certain ALCiS-CA stockholders are considered “restricted” shares under Rule 144, and are subject to lock up restrictions for a period of 12 months. The lock up restrictions may be released by the agreement of ALCiS and the included parties. The sales of ALCiS common stock by stockholders having registered stock or even the appearance that such holders may make such sales may depress any trading market that develops before shareholders are able to sell the common stock they received in the Offering.

ALCiS’ outstanding warrants, options and convertible notes, and additional future obligations to issue ALCiS securities to various parties, may dilute the value of your investment and may adversely affect ALCiS’ ability to raise additional capital.

As of March 31, 2006, after giving effect to the Offering, the Merger, and the 5.25 for 1 stock dividend, ALCiS had warrants and options outstanding that can be exercised for 1,475,150 shares of its common stock at exercise prices ranging from $0.10 to $4.75 per share.

ALCiS has historically issued shares of its common stock or granted stock options to employees, consultants and vendors as a means to conserve cash, and ALCiS will continue to grant additional shares of stock and issue stock options in the future. ALCiS can issue 1,300,000 shares of common stock under its 2004 Plan (less 538,750 shares that have already been issued under the 2004 Plan).

For the length of time these warrants and options are outstanding, the holders will have an opportunity to profit from a rise in the market price of ALCiS’ common stock without assuming the risks of ownership. This may adversely affect the terms upon which ALCiS can obtain additional capital. The holders of such derivative securities would likely exercise or convert them at a time when ALCiS would be able to obtain equity capital on terms more favorable than the exercise or conversion prices provided by the notes, warrants or options.

If ALCiS’ common stock is traded, ALCiS expects to be subject to the “penny stock” rules for the foreseeable future.

ALCiS is subject now and expects in the future to be subject to the SEC’s “penny stock” rules if its common stock sells below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for ALCiS’ common stock. As long as ALCiS’ common stock is subject to the penny stock rules, the holders of its shares may find it more difficult to sell their securities.

ALCiS’ certificate of incorporation authorizes the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the board of directors.

ALCiS’ certificate of incorporation authorizes issuance of up to 500,000 shares of preferred stock (“Preferred Stock”) in the discretion of its board of directors. Any undesignated shares of Preferred Stock may be issued by ALCiS’ board of directors; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such Preferred Stock would be set by the board of directors and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers.

Concentration of ownership among our existing directors, executive officers and principal stockholders may prevent new investors from influencing significant corporate decisions.

After the Offering and giving effect to the Merger and the 5.25 for 1 stock dividend, the Company’s directors, executives and principal shareholders will beneficially own 76.5% of total outstanding shares, as calculated on a fully diluted basis. Even where these amounts do not constitute a majority, if such persons act in concert, they will have significant power to elect the Company’s directors and, subject to certain limitations, effect or preclude fundamental corporate transactions involving the Company. See “Principal Shareholders” and “Description of Capital Shares.” In the event the Company’s directors, executives and principal shareholders participate to a greater than expected degree in this Offering, the amount may be higher, and including a combined majority interest.

Government regulations and legal uncertainties could cause product sales or introductions to be delayed or canceled as a result of regulatory processes, which could cause our sales or profitability to decline.

There are currently laws or regulations that specifically regulate health products. Additional laws and regulations may be adopted in the future that address issues such as user allowable product claims, pricing and taxation, content, copyrights, distribution, antitrust matters and the characteristics and quality of products and services. For example, the Food and Drug Administration (“FDA”) currently has a tentative final monograph for external analgesics, and the finalization of this monograph may impact the permitted “active” ingredients and the claims which can be made based upon such actives. Any new or additional laws or regulations could adversely affect ALCiS’ business. Further, the Company has secured certain rights relating to patented technology, certain uses of which may or may not be approved by the FDA. Any such action by the FDA could adversely affect ALCiS’ business. In addition, because ALCiS’ products will be available in multiple states and foreign countries, these jurisdictions may require ALCiS’ to qualify to do business as a foreign corporation in each of these states or foreign countries, which could subject it to taxes and other regulations. ALCiS is unable to predict the impact, if any, that future legislation, legal decisions or regulations may have on its business, financial condition or results of operations.

If we become subject to product liability claims and our product liability insurance coverage is inadequate or inapplicable, we may be required to engage in costly litigation or pay significant damages and our business may be harmed.

Product users may sue ALCiS if any of the products that it may sell are defective, fail to perform properly or injure the user. ALCiS has very limited experience in the sale of products and the development of relationships with manufacturers or suppliers of such products. Although, when practical, agreements are expected to contain provisions intended to limit its exposure to liability claims, these limitations may not prevent all potential claims. ALCiS may be exposed to liability claims in connection with the products it provides. Liability claims could require ALCiS to spend significant time and money in litigation and to pay significant damages. As a result, these claims, whether or not successful, could seriously damage ALCiS’ reputation and business. The Company currently has product liability insurance; in the event such insurance is inadequate or contested, the Company may not have sufficient coverage for liability claims.

Item 9.01 Financial Statements and Exhibits.

a)	Audited financial statements of business acquired (ALCiS-CA) April 13, 2004 (date of inception) to March 31, 2005

b)	Unaudited financial statements of business acquired (ALCiS-CA) April 13, 2004 (date of inception) to December 31, 2005.

c)	Pro forma Financial Statements for ALCiS giving effect to the Merger, the Offering and the 5.25 for 1 stock dividend as of December 31, 2005.

Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Registrant*

3.2	Certificate of Amendment to Certificate of Incorporation dated February 22, 2006, and filed on February 24, 2006*

3.3	Certificate of Amendment to Certificate of Incorporation dated April 3, 2006, and filed on April 5, 2006*

3.4	Bylaws of the Registrant*

4.1	Form of Certificate of Common Stock of Registrant**

4.2	Form of Warrant*

4.3	Amended 2004 Stock Plan*

4.4	Form of Stock Option Agreement relating to the 2004 Stock Plan*

4.5	Form of Lock-up Agreement for certain investors*

10.1	Agreement and Plan of Merger among Registrant, Delta Acquisition Sub, Inc., and ALCiS Health, Inc., a California corporation, dated March 30, 2006. Incorporated by reference to Ex. 10.1 to Current Report on Form 8-K filed by Registrant dated March 30, 2006, and filed with the SEC on April 5, 2006.

10.2	License Agreement between ALCiS and BioZone Laboratories, Inc. dated August 17, 2005, as amended on September 28, 2005, and December 27, 2005*+

10.3	Purchase Option between ALCiS and BioZone Laboratories, Inc. dated November 4, 2005*

10.4	Form of Statement of Confidentiality, Non-Disclosure and Non-Compete Agreement between ALCiS and our employees, consultants and other third-party contractors*

10.5	Form of Subscription Agreement relating to Offering consummated March 31, 2006 for the sale of common stock and warrants*

10.6	Engagement Agreement between Landrum & Company, Inc. and ALCiS effective February 1, 2006*

10.7	Form of Indemnification Agreement*

21.0	List of Subsidiaries*

*	Filed herewith

**	New certificate is in preparation. Will be filed by amendment when available.

+	Confidential treatment has been requested for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, ALCiS Health, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCiS Health, Inc.

Date: April 6, 2006	By:	/s/ Brian Berchtold
Brian Berchtold, CEO

ALCIS HEALTH, INC.

(REFERRED TO AS “ALCIS-CA” IN THIS FORM 8-K)

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page(s)
AUDITED FINANCIAL STATEMENTS:

Independent Auditors Report	F-3

Balance Sheet as of March 31, 2005	F-4

Statement of Operations for the period from April 13, 2004 (date of inception) to March 31, 2005	F-5

Statement of Shareholders’ Equity (Deficit) for the period from April 13, 2004 (date of inception) to March 31, 2005	F-6

Statement of Cash Flows for the period from April 13, 2004 (date of inception) to March 31, 2005	F-7

Notes to Financial Statements	F-8 - F-13

UNAUDITED SUPPLEMENTAL FINANCIAL DATA:

Unaudited Balance Sheets as of December 31, 2005 and March 31, 2005	F-14

Unaudited Statement of Operations for the nine month period ended December 31, 2005, the period from April 13, 2004 (date of inception) to December 31, 2005 and the cumulative period from April 13, 2004 (date of inception) to December 31, 2005

F-15

Unaudited Statements of Operations for the 3 month periods ending December 31, 2005 and 2004	F-16

Unaudited Statements of Shareholders Equity (Deficit) for the period from April 13, 2004 (date of inception) to December 31, 2005	F-17

Unaudited Statements of Cash Flows for the nine month period ended December 31, 2005, the period from April 13, 2004 (date of inception) To December 31, 2004 and the cumulative period from April 13, 2004 (date of inception) to December 31 2005

F-18

Notes to Unaudited Supplemental Financial Statements	F-19 - F-23

ALCIS HEALTH, INC.

(REFERRED TO AS “ALCIS-CA” IN THIS FORM 8-K)

(A DEVELOPMENT STAGE COMPANY)

INDEPENDENT AUDITORS REPORT

To the Board of Directors of

ALCiS Health, Inc.

San Jose, California

We have audited the accompanying balance sheet of ALCiS Health, Inc., a California corporation (a development stage company) (the “Company”) as of March 31, 2005 and the related statements of operations, shareholders’ equity and cash flows for the period from April 13, 2004 (date of inception) to March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALCiS Health, Inc. at March 31, 2005, and the results of its operations and its cash flows for the period from April 13, 2004 (date of inception) to March 31, 2005 in conformity with U.S. generally accepted accounting principles.

/S/    PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas

October 20, 2005

(except for Note 7 as

to which the date is March 31, 2006)

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

MARCH 31, 2005

Assets
Current Assets
Cash and cash equivalents	$449,333
Inventory	123,214
Prepaid expenses and other current assets	83,333
Due from related party	5,984

Total current assets	661,864

Property and equipment, net of accumulated depreciation of $2,431 at March 31, 2005	8,325
Other assets	8,855

Total assets	$679,044

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$217,863
Notes payable	752,000

Total current liabilities	969,863

Commitments and contingencies
Shareholders’ equity (deficit)
Common stock; $0.001 par value, 20,000,000 shares authorized, 3,700,000 shares issued and outstanding	3,700
Series A preferred stock; 1,000,000 shares authorized, issued and outstanding	1,000,000
Series B preferred stock; 4,000,000 shares authorized, no shares issued and outstanding	—
Additional paid-in capital	14,065
Accumulated deficit during the development stage	(1,308,584)

Total shareholders’ equity (deficit)	(290,819)

Total liabilities and shareholders’ equity (deficit)	$679,044

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period from April 13, 2004 (date of inception) to March 31, 2005

Revenue	$—

Operating expenses
Advertising and promotion	806,873
Selling, general and administrative	389,107
Product development	116,667

Total operating expenses	1,312,647

Operating loss	(1,312,647)
Total other income, net	4,063

Net loss	$(1,308,584)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

For the Period from April 13, 2004 (date of inception) to March 31, 2005

	Common Stock		Series A Preferred Stock		Additional Paid-In Capital	Accumulated Deficit During Development Stage	Total Shareholders’ Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount
Issuance of common stock for cash on August 31, 2004	3,700,000	$3,700	—	$—	$—	$—	$3,700
Issuance of Series A Preferred stock for cash on October 4, 2004	—	—	1,000,000	1,000,000	—	—	1,000,000
Consultant option expense for the quarter ended December 31, 2004	—	—	—	—	855	—	855
Consultant option expense for the quarter ended March 31, 2005	—	—	—	—	13,210	—	13,210
Net loss	—	—	—	—	—	(1,308,584)	(1,308,584)

Balance, March 31, 2005	3,700,000	$3,700	1,000,000	$1,000,000	$14,065	$(1,308,584)	$(290,819)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the Period from April 13, 2004 (date of inception) to March 31, 2005

Cash flows from operating activities:
Net loss	$(1,308,584)
Adjustments to reconcile net loss to net cash used in operating activities:
Consultant option expense	14,065
Depreciation	2,431
Changes in operating assets and liabilities:
Inventory	(123,214)
Prepaid expenses and other current assets	(83,333)
Due from related party	(5,984)
Other assets	(8,855)
Accounts payable and accrued liabilities	217,863

Net cash used in operating activities	(1,295,611)

Cash flows from investing activities:
Purchase of property and equipment	(10,756)

Net cash used in investing activities	(10,756)

Cash flows from financing activities:
Proceeds from issuance of Series A preferred stock	1,000,000
Proceeds from notes payable	752,000
Proceeds from issuance of common stock	3,700

Net cash provided by financing activities	1,755,700

Net increase in cash and cash equivalents	449,333
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$449,333

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,051

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization and Business

ALCiS Health, Inc. (“ALCiS” or the “Company”) is a California corporation incorporated on April 13, 2004. ALCiS markets and distributes over-the-counter health care products, including ALCiS Daily Relief and related products. The products will be sold primarily through direct-response advertising and web commerce.

Through March 31, 2005, the Company has been primarily engaged in developing its marketing strategy and infrastructure and raising capital. In the course of its development activities, the Company has sustained losses and expects such losses to continue through at least 2006. The Company will finance its operations primarily through its existing cash, future financing and revenues from product sales.

Note 2 - Summary of Significant Accounting Policies

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Inventory

Inventory consists of the Company’s product, ALCiS Daily Relief, available for sale to consumers and packing materials. Inventory is valued at the lower of first-in, first-out cost or market.

Property and equipment

Property and equipment, consisting primarily of computer equipment, is carried at cost, less accumulated depreciation. Depreciation is provided by the straight-line method over estimated useful lives of three to five years. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue recognition

Revenue is recognized when products are shipped and title transfers to the customers. The product is sold with a 60 day return policy. As sales are recorded, the Company will accrue an estimated amount for product returns, as a reduction of those sales, based on historical experience and any known specific events that affect the accrual. The allowance account for this accrual will be charged with any authorized deduction from remittance by the customer or product returns upon receipt of the product.

Advertising expenses

The cost of advertising is expensed in the fiscal year in which the related advertising takes place. Production and communication costs are expensed in the period in which the related advertising begins running. Costs for direct-response advertising are capitalized and amortized over the estimated useful life of the advertisement.

Product development

Product development costs relate to costs incurred in the development of its product, ALCiS Daily Relief, and are expensed as incurred.

Shipping and handling costs

Shipping and handling costs will be included in selling, general and administrative expense as incurred in the statement of operations.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies (continued)

Stock based compensation

The Company accounts for its stock based compensation plans under Statement on Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share Based Payments”, whereby the cost of share based payments to employees, including grants of employee stock options, are measured based on the grant date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award, the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant date fair value of employee share options and similar instruments will be estimated using the Black-Scholes model adjusted for the unique characteristics of those instruments.

The Company from time to time issues common stock, stock options or common stock warrants to acquire services or goods from non-employees. Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by Emerging Issues Task Force (“EITF”) Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the “valuation date”, which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

Income taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carry forwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Management’s estimates and assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from such estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

Note 3 - Notes Payable

The Company has unsecured notes payable to various individuals totaling $752,000 at March 31, 2005. The notes bear interest at 7% per annum and are due on demand at any time after January 31, 2006.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 3 - Notes Payable (continued)

The notes and any accrued, unpaid interest are automatically converted into the securities issued in a qualified financing. A qualified financing is defined as any offering by the Company of its equity or debt securities in which it raises gross proceeds of a minimum of $4,000,000. The conversion price is equal to the price paid per security issued in the qualified financing or $2.40 per share, whichever is lower.

In addition, the holders of the notes received warrants to purchase the securities raised in a qualified financing. The warrant allows the holder to purchase the amount of shares equal to the note value divided by the per security price multiplied by 20%. The exercise price of the warrant is the price paid for the security in the qualified financing and expires 10 years after issuance.

Note 4 - Income Taxes

The Company files a U.S. Federal income tax return. The components of the Company’s deferred tax assets at March 31, 2005 are as follows:

Intangible assets	$291,305
Loss carry forwards	149,828
Property and equipment	827

441,960
Less: valuation allowance	(441,960)

$—

As of March 31, 2005, the Company had generated U.S. net operating loss carry forwards of approximately $441,000 which expire in 2025. These net operating loss carry forwards are available to reduce future taxable income. However, a change in ownership, as defined by federal income tax regulations, could significantly limit the Company’s ability to utilize its loss carry forwards. Additionally, because Federal tax laws limit the time during which the loss carry forwards may be applied against future taxes, if the Company fails to generate sufficient taxable income prior to the expiration date, it may not be able to utilize the loss carry forwards. As the Company is in the development stage and there is no assurance of future taxable income, a valuation allowance has been recorded to fully offset the deferred tax assets at March 31, 2005.

Note 5 - Equity

Common stock

During the period ended March 31, 2005, the Company issued 3,700,000 shares of its common stock to its founders for cash proceeds totaling $3,700.

Series A and Series B Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of Series A Preferred Stock and up to 4,000,000 shares of Series B Preferred Stock (collectively, the “ Preferred Stock”). The Preferred Stock does not accrue dividends; however no dividends may be paid to common stock unless an equal amount is paid to Preferred Stock. The Preferred Stock also has certain liquidation rights and is convertible to common stock at a ratio of one share to one share. In October 2004, the Company sold in a private offering 1,000,000 share of Series A Preferred Stock at an offering price of $1.00 per share. As of March 31, 2005, there were no shares of Series B Preferred Stock outstanding.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 5 - Equity (Continued)

2004 Stock Plan

Effective September 28, 2004, the Company’s Board of Directors approved the ALCiS Health, Inc. 2004 Stock Plan (the “Stock Plan”). The Stock Plan is discretionary and allows for an aggregate of up to 600,000 shares of the Company’s common stock to be awarded through incentive and non-qualified stock options and stock purchase rights. The Stock Plan is administered by the Board of Directors who has exclusive discretion to select participants who will receive the awards and determine the type, size and terms of each award granted.

In October 2004, the Company issued options to purchase 100,000 shares of its common stock under the Stock Plan to two advisory board members. The options are exercisable at a price of $0.10 per share and expire 10 years from the date of grant. Options representing 10,000 shares vested immediately, 5,313 vest per quarter over the following four years and 5,000 are contingent upon the launch of the Company’s infomercial.

In March 2005, the Company issued options to purchase 40,000 shares of its common stock under its Stock Plan to a consultant. The options are exercisable at a price of $1.00 per share and expire five years from the date of grant. Options representing 10,000 shares vest one year from the date of grant with the remainder vesting ratably over the following 36 months.

Expense relating to these options was $14,065 for the period ended March 31, 2005 and was calculated using the Black-Scholes option-pricing model based on the following assumptions:

Expected life (years)	5.34
Interest rate	4.5%
Dividend yield	—
Volatility	121%

Summary stock option information

Information regarding the options granted for the period ended March 31, 2005 is as follows:

	Options	Weighted Average Exercise Price
Granted	140,000	$.36
Exercised	—	—
Forfeited	—	—

Balance at March 31, 2005	140,000	$.36

Available for grant	460,000

There were 15,313 options exercisable at March 31, 2005.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 5 - Summary stock option information (continued)

The following table summarizes significant information about stock options outstanding and exercisable at March 31, 2005.

Grant Date	Outstanding	Exercisable	Exercise Price	Remaining Life (Years)
October 2004	100,000	15,313	$0.10	9.5
March 2005	40,000	—	$1.00	5

Note 6 - Commitments and Contingencies

License and manufacturing agreement

The Company has entered into a license and manufacturing agreement with the patent owner (the “Manufacturer”) of the liposomal delivery system used in ALCiS Daily Relief. The agreement grants the Company an exclusive, world-wide license for the commercialization of the liposomal delivery system for topical analgesic pain relief applications and body soak preparations and a non-exclusive, world-wide license for the commercialization of the liposomal delivery system for similar preparations such as body lotions and soap.

Under the agreement, the Company pays a royalty of the greatest of 8% of monthly net sales or $25,000 per month until an aggregate of $3,000,000 has been paid, after which the royalty decreases to the greater of 4% of net monthly sales or $25,000. After December 31, 2008, the minimum monthly royalty of $25,000 increases to $50,000. To the extent that the actual royalties owed of 8% of net monthly sales is less than the minimum monthly payment of $25,000, the difference is characterized as prepaid royalties and is available to offset future royalties owed. At March 31, 2005, there was $83,333 recognized in the balance sheet as prepaid royalties under prepaid expenses and other current assets.

Additionally, the Company is required to pay the Manufacturer a non-refundable, prepaid royalty of $100,000 by November 15, 2005 and $300,000 by June 30, 2006, payable at a rate of $50,000 per month with the first payment due on January 31, 2006. Commencing October 1, 2005, the Company is required to grant the Manufacturer warrants to purchase 10,000 shares of the Company’s common stock per month with an exercise price of $2.00 per share until the payments totaling $400,000 are made in full. Finally, the Company is required to grant to the Manufacturer 400,000 shares of its common stock by January 31, 2006 or upon completion of a financing effort, as defined in the agreement.

In general, the agreement terminates upon the expiration of the Manufacturer’s patents used in ALCiS Daily Relief. The Manufacturer is currently the Company’s sole provider of ALCiS Daily Relief.

Note 7 - Subsequent Events

Subsequent to year end, the Company issued additional, unsecured notes payable to various individuals totaling $1,125,000. The notes bear interest at 7% per annum and are due on demand at any time after January 31, 2006.

The notes and any accrued, unpaid interest thereon are automatically converted into the securities issued in a qualified financing. A qualified financing is defined as any offering by the Company of its equity or debt securities in which it raises gross proceeds of a minimum of $4,000,000. The conversion price is equal to the price paid per security issued in the qualified financing or $2.40 per share, whichever is lower.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

Note 7 - Subsequent Events (continued)

In addition, the holders of the notes received warrants to purchase the securities raised in a qualified financing. The warrant allows the holder to purchase the number of shares equal to the note value divided by the per security price multiplied by 20%. The exercise price of the warrant is the price paid for the security in the qualified financing and expires 10 years after issuance.

The Company also sold for cash 440,000 shares of its Series B Preferred Stock (“Series B”) at a price of $2.00 per share. Additionally, the purchasers of the Series B received 88,000 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 88,000 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years.

During January 2006, the Company issued to a member of its Board of Directors options to purchase 60,000 shares of its common stock at an exercise price of $2.00 per share. The options have a term of 10 years and vest at a rate of 5,000 shares per quarter.

Also during January 2006, all of the outstanding notes payable with principal amounts totaling $1,877,000 together with accrued interest of $71,013 were converted into shares of Series B. The conversion price was $2.00 per share resulting in the issuance of 974,006 shares of Series B. After the conversion, there were 1,414,006 shares of Series B issued and outstanding. Additionally, the holders of the notes received 187,700 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 187,700 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years.

During February 2006, the Company agreed to repurchase 250,000 shares of its common stock from one of its founders for cash totaling $250. The stock will ultimately be cancelled reducing the issued and outstanding shares of common stock to 3,450,000.

On March 30, the Company entered into a Plan of Merger and Merger Agreement (the “Merger”) with Emerging Delta Corporation (“Delta”), whereas Delta will acquire the Company in a reverse merger transaction with the Company being the accounting acquirer and surviving corporation.

On March 30, 2006, the Company completed the sale of 1,012,500 shares of its common stock for gross proceeds of $2,025,000 in a private placement transaction (the “Offering”). As additional consideration, the purchasers received 202,500 warrants to purchase common stock with an exercise price of $2.00 per share, 202,500 warrants to purchase common stock with an exercise price of $3.75 per share and 100,000 warrants to purchase common stock with an exercise price of $4.75 per share. The warrants are exercisable immediately and expire 10 years from the date of issuance. The Offering and Merger were conditional upon each other.

On March 31, 2006, the Merger was consummated and all of the Company’s Preferred Stock was converted into 2,414,006 shares of its common stock, resulted in 6,876,506 shares of common stock issued and outstanding. In the Merger, each share of the Company’s stock was exchanged for 0.16 shares of Delta’s common stock, resulting in the issuance of 1,100,241 shares of Delta’s common stock to the Company’s shareholders and a total of 1,143,841 shares of Delta’s common stock being issued and outstanding after the Merger. Also, the Company’s options to purchase 200,000 shares of common stock and warrants to purchase 1,056,400 shares of common stock were converted into options to purchase 32,000 shares of Delta’s common stock and warrants to purchase 169,024 shares of Delta’s common stock with identical terms. Following the Merger, Delta granted a stock dividend of 5.25 shares to each of its common shareholders which has the effect of a 6.25 for 1 stock split, resulting in 7,149,006 shares of common stock issued and outstanding. In addition 338,750 options to purchase the Company’s common stock were granted to the four former directors of Delta with an exercise price of $2.00 per share. The options have a term of 10 years with 50% vesting upon issuance and the remaining 50% vesting after one year. Finally, at the time of the merger, Delta had options to purchase 39,375 shares of its common stock outstanding. The options are fully vested, have exercise prices ranging from $1.92 to $2.40 per share and expire on March 14, 2008.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31, 2005 (Unaudited)	March 31, 2005 (Audited)
Assets
Current
Cash and cash equivalents	$724,047	$449,333
Inventory	166,997	123,214
Prepaid expenses and other current assets	345,934	83,333
Due from related party	5,088	5,984

Total current assets	1,242,066	661,864

Property and equipment, net of accumulated depreciation of $5,350 and $2,431 at December 31, 2005 and March 31, 2005, respectively	7,395	8,325
Other assets	26,609	8,855

Total assets	$1,276,070	$679,044

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$251,183	$217,863
Accrued interest	60,063	—
Notes payable	1,877,000	752,000

Total current liabilities	2,188,246	969,863

Commitments and contingencies
Shareholders’ equity (deficit)
Common stock; $0.001 par value, 20,000,000 shares authorized, 3,700,000 shares issued and outstanding	3,700	3,700
Series A preferred stock; 1,000,000 shares authorized, issued and outstanding	1,000,000	1,000,000
Series B preferred stock; 4,000,000 shares authorized, 352,500 shares issued and outstanding	705,000	—
Additional paid-in capital	32,165	14,065
Accumulated deficit during the development stage	(2,653,041)	(1,308,584)

Total shareholders’ equity (deficit)	(912,176)	(290,819)

Total liabilities and shareholders’ equity (deficit)	$1,276,070	$679,044

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

(UNAUDITED)

	For the Nine Months Ended December 31, 2005	Period from April 13, 2004 (date of inception) to December 31, 2004	Cumulative Amounts from April 13, 2004 (date of inception) to December 31, 2005
Revenue	$304,289	$—	$304,289

Operating expenses
Cost of sales	145,171	—	145,171
Advertising and promotion	923,153	484,591	1,730,026
Selling, general and administrative	460,383	274,470	849,490
Product development	58,556	—	175,223

Total operating expenses	1,587,263	759,061	2,899,910

Operating loss	(1,282,974)	(759,061)	(2,595,621)
Other income (expense)
Interest income (expense), net	(60,240)	—	(59,201)
Other income (expense), net	(1,243)	2,002	1,781

Total other income, net	(61,483)	2,002	(57,420)

Net loss	$(1,344,457)	$(757,059)	$(2,653,041)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS (CONTINUED)

(UNAUDITED)

	For the Three Months Ended
	December 31, 2005	December 31, 2004
Revenue	$123,471	$—

Operating expenses
Cost of sales	52,089	—
Advertising and promotion	353,863	309,826
Selling, general and administrative	185,652	122,971
Product development	—	—

Total operating expenses	591,604	432,797

Operating loss	(468,133)	(432,797)
Other income (expense)
Interest income (expense), net	(31,735)	—
Other income (expense), net	(190)	—

Total other income, net	(31,925)	(432,797)

Net loss	$(500,058)	$(432,797)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

For the Period from April 13, 2004 (date of inception) to December 31, 2005

	Common Stock		Preferred Stock		Additional Paid-In Capital	Accumulated Deficit During Development Stage	Total Shareholders’ Equity (Deficit)
	Number of Shares	Amount	Number of Shares	Amount
Issuance of common stock for cash on August 31, 2004	3,700,000	$3,700	—	$—	$—	$—	$3,700
Issuance of Series A Preferred stock for cash on October 4, 2004	—	—	1,000,000	1,000,000	—	—	1,000,000
Consultant option expense for the quarter ended December 31, 2004	—	—	—	—	855	—	855
Consultant option expense for the quarter ended March 31, 2005	—	—	—	—	13,210	—	13,210
Net loss	—	—	—	—	—	(1,308,584)	(1,308,584)

Balance, March 31, 2005	3,700,000	3,700	1,000,000	1,000,000	14,065	(1,308,584)	(290,819)
Issuance of Series B Preferred stock for cash in December 2005	—	—	352,500	705,000	—	—	705,000
Consultant option expense for the quarter ended June 30, 2005	—	—	—	—	6,100	—	6,100
Consultant option expense for the quarter ended September 30, 2005	—	—	—	—	6,000	—	6,000
Consultant option expense for the quarter ended December 31, 2005	—	—	—	—	6,000	—	6,000
Net loss	—	—	—	—	—	(1,344,457)	(1,344,457)

Balance, December 31, 2005	3,700,000	$3,700	1,352,500	$1,705,000	$32,165	$(2,653,041)	$(912,176)

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended December 31, 2005	Period from April 13, 2004 (date of inception) to December 31, 2004	Cumulative Amounts from April 13, 2004 (date of inception) to December 31, 2005
Cash flows from operating activities:
Net loss	$(1,344,457)	$(757,059)	$(2,653,041)
Adjustments to reconcile net loss to net cash used in operating activities:
Consultant option expense	18,100	—	32,165
Depreciation	2,925	2,159	5,356
Changes in operating assets and liabilities:
Inventory	(43,783)	(23,873)	(166,997)
Prepaid expenses and other current assets	(262,601)	(125,000)	(345,934)
Due from related party	896	(5,088)	(5,088)
Other assets	(17,754)	(4,905)	(26,609)
Accounts payable and accrued liabilities	93,383	10,796	311,246

Net cash used in operating activities	(1,553,291)	(902,970)	(2,848,902)

Cash flows from investing activities:
Purchase of property and equipment	(1,995)	(10,756)	(12,751)

Net cash used in investing activities	(1,995)	(10,756)	(12,751)

Cash flows from financing activities:
Proceeds from issuance of Series A preferred stock	—	1,000,000	1,000,000
Proceeds from issuance of Series B preferred stock	705,000	—	705,000
Proceeds from notes payable	1,125,000	—	1,877,000
Proceeds from issuance of common stock	—	3,300	3,700

Net cash provided by financing activities	1,830,000	1,003,300	3,585,700

Net increase in cash and cash equivalents	274,714	89,574	724,047
Cash and cash equivalents at beginning of period	449,333	—	—

Cash and cash equivalents at end of period	$724,047	$89,574	$724,047

Supplemental disclosure of cash flow information:
Cash paid for interest	$177	$—	$1,228

See accompanying notes to the financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 - Organization and Business

Alcis Health, Inc. (“Alcis” or the “Company”) is a California corporation incorporated on April 13, 2004. Alcis markets and distributes over-the-counter health care products, including Alcis Daily Relief and related products. The products will be sold primarily through direct-response advertising and web commerce.

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the disclosures required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair presentation have been included.

Through December 31, 2005, the Company has been primarily engaged in developing its marketing strategy and infrastructure and raising capital. In the course of its development activities, the Company has sustained losses and expects such losses to continue through at least 2006. The Company will finance its operations primarily through its existing cash, future financing and revenues from product sales.

Note 2 - Summary of Significant Accounting Policies

Cash and cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.

Inventory

Inventory consists of the Company’s product, Alcis Daily Relief, available for sale to consumers and packing materials. Inventory is valued at the lower of first-in, first-out cost or market.

Property and equipment

Property and equipment, consisting primarily of computer equipment, is carried at cost, less accumulated depreciation. Depreciation is provided by the straight-line method over estimated useful lives of three to five years. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue recognition

Revenue is recognized when products are shipped and title transfers to the customers. The product is sold with a 60 day return policy. As sales are recorded, the Company accrues an estimated amount for product returns, as a reduction of those sales, based on historical experience and any known specific events that affect the accrual. The allowance account for this accrual is charged with any authorized deduction from remittance by the customer or product returns upon receipt of the product.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 - Summary of Significant Accounting Policies (Continued)

Advertising expenses

The cost of advertising is expensed in the fiscal year in which the related advertising takes place. Production and communication costs are expensed in the period in which the related advertising begins running. Costs for direct-response advertising are capitalized and amortized over the estimated useful life of the advertisement.

Product development

Product development costs relate to costs incurred in the development of its product, Alcis Daily Relief, and are expensed as incurred.

Shipping and handling costs

Shipping and handling costs are expensed as incurred and included in selling, general and administrative expense in the statement of operations.

Stock based compensation

The Company accounts for its stock based compensation plans under Statement on Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share Based Payments”, whereby the cost of share based payments to employees, including grants of employee stock options, are measured based on the grant date fair value of the award. That cost is recognized over the period during which an employee is required to provide service in exchange for the award, the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant date fair value of employee share options and similar instruments will be estimated using the Black-Scholes model adjusted for the unique characteristics of those instruments.

The Company from time to time issues common stock, stock options or common stock warrants to acquire services or goods from non-employees. Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by Emerging Issues Task Force (“EITF”) Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” In accordance with EITF 96-18, the stock options or common stock warrants are valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the “valuation date”, which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2 - Summary of Significant Accounting Policies (Continued)

Income taxes

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Management’s estimates and assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from such estimates. The Company reviews all significant estimates affecting the financial statements on a recurring basis and records the effect of any necessary adjustments prior to their issuance.

Note 3 - Notes Payable

The Company has unsecured notes payable to various individuals totaling $1,877,000 and $752,000 at December 31, 2005 and March 31, 2005, respectively. The notes bear interest at 7% per annum and are due on demand at any time after January 31, 2006.

The notes and any accrued, unpaid interest are automatically converted into the securities issued in a qualified financing. A qualified financing is defined as any offering by the Company of its equity or debt securities in which it raises gross proceeds of a minimum of $4,000,000. The conversion price is equal to the price paid per security issued in the qualified financing or $2.40 per share, whichever is lower.

In addition, the holders of the notes received warrants to purchase the securities raised in a qualified financing. The warrant allows the holder to purchase the amount of shares equal to the note value divided by the per security price multiplied by 20%. The exercise price of the warrant is the price paid for the security in the qualified financing and expires 10 years after issuance.

See Note 5 – Subsequent Events for further discussion.

Note 4 - Equity

Common stock

During the period ended March 31, 2005, the Company issued 3,700,000 shares of its common stock to its founders for cash proceeds totaling $3,700.

Series A and Series B Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of Series A Preferred Stock and

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 4 - Equity (Continued)

up to 4,000,000 shares of Series B Preferred Stock (collectively, the “Preferred Stock”). The Preferred Stock does not accrue dividends; however no dividends may be paid to common stock unless an equal amount is paid to Preferred Stock. The Preferred Stock also has certain liquidation rights and is convertible into common stock at a ratio of one share to one share. In October 2004, the Company sold in a private offering 1,000,000 shares of Series A Preferred Stock at an offering price of $1.00 per share.

During December 2005, the Company sold in a private offering 352,500 shares of Series B Preferred Stock (“Series B”) at an offering price of $2.00 per share. Additionally, the individuals who purchased the Preferred Stock received 70,500 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 70,500 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years.

Note 5 - Subsequent Events

During January 2006, all of the outstanding notes payable with principal amounts totaling $1,877,000 together with accrued interest of $71,013 were converted into shares of Series B Preferred Stock (“Series B”). The conversion price was $2.00 per share resulting in the issuance of 974,006 shares of Series B. After the conversion, there were 1,414,006 shares of Series B issued and outstanding. Additionally, the holders of the notes received 187,700 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 187,700 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years.

During January 2006, the Company issued to a member of its Board of Directors options to purchase 60,000 shares of its common stock at an exercise price of $2.00 per share. The options have a term of 10 years and vest at a rate of 5,000 shares per quarter.

During January 2006, the Company sold in a private offering 87,500 shares of Series B Preferred Stock at an offering price of $2.00 per share. Additionally, the individuals who purchased the Preferred Stock received 17,500 warrants to purchase shares of Series B with an exercise price of $2.00 per share and an additional 17,500 warrants to purchase shares of Series B with an exercise price of $3.75 per share. The warrants vest immediately and are exercisable for a term of 10 years.

During February 2006, the Company agreed to repurchase 250,000 shares of its common stock from one of its founders for cash totaling $250. The stock will ultimately be cancelled reducing the issued and outstanding shares of common stock to 3,450,000.

On March 30, the Company entered into a Plan of Merger and Merger Agreement (the “Merger”) with Emerging Delta Corporation (“Delta”), whereas Delta will acquire the Company in a reverse merger transaction with the Company being the accounting acquirer and surviving corporation.

On March 30, 2006, the Company completed the sale of 1,012,500 shares of its common stock for gross proceeds of $2,025,000 in a private placement transaction (the “Offering”). As additional consideration, the purchasers received 202,500 warrants to purchase common stock with an exercise price of $2.00 per share, 202,500 warrants to purchase common stock with an exercise price of $3.75 per share and 100,000 warrants to purchase common stock with an exercise price of $4.75 per share. The warrants are exercisable immediately and expire 10 years from the date of issuance. The Offering and Merger were conditional upon each other.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 5 - Subsequent Events (Continued)

On March 31, 2006, the Merger was consummated and all of the Company’s Preferred Stock was converted into 2,414,006 shares of its common stock, resulted in 6,876,506 shares of common stock issued and outstanding. In the Merger, each share of the Company’s stock was exchanged for 0.16 shares of Delta’s common stock, resulting in the issuance of 1,100,241 shares of Delta’s common stock to the Company’s shareholders and a total of 1,143,841 shares of Delta’s common stock being issued and outstanding after the Merger. Also, the Company’s options to purchase 200,000 shares of common stock and warrants to purchase 1,056,400 shares of common stock were converted into options to purchase 32,000 shares of Delta’s common stock and warrants to purchase 169,024 shares of Delta’s common stock with identical terms. Following the Merger, Delta granted a stock dividend of 5.25 shares to each of its common shareholders which has the effect of a 6.25 for 1 stock split, resulting in 7,149,006 shares of common stock issued and outstanding. In addition 338,750 options to purchase the Company’s common stock were granted to the four former directors of Delta with an exercise price of $2.00 per share. The options have a term of 10 years with 50% vesting upon issuance and the remaining 50% vesting after one year. Finally, at the time of the merger, Delta had options to purchase 39,375 shares of its common stock outstanding. The options are fully vested, have exercise prices ranging from $1.92 to $2.40 per share and expire on March 14, 2008.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

UNAUDITED PROFORMA

FINANCIAL INFORMATION

Introduction to Proforma Financial Information

On March 31, 2006, ALCiS Health, Inc. (“ALCiS –CA”) completed the sale of shares of its common stock and common stock purchase warrants in a private placement transaction (the “Offering”). Following the completion of the Offering, ALCiS-CA merged into a subsidiary of Emerging Delta Corporation (“Delta”) with ALCiS-CA being the surviving corporation (the “Merger”).

The accompanying unaudited proforma consolidated balance sheet of ALCiS-CA and Delta gives effect to the offering and Merger as if it had been completed as of December 31, 2005. The unaudited proforma consolidated statements of operations give effect to the Offering and Merger as if it had been completed as of April 1, 2004. The pro forma adjustments are described in the accompanying notes. These unaudited pro forma consolidated financial statements are presented for illustrative purposes only. Such information in not necessarily indicative of the operating results or financial position had the Offering and Merger taken place on December 31, 2005, or April 1, 2004, nor is it indicative of the results that may be expected for future periods. The proforma consolidated financial statements should be read in conjunction with Delta’s financial statements and related notes in it’s Annual Reports on Form 10-KSB for the year ended March 31, 2005, Delta’s Quarterly Report in its Form 10-QSB for the 9 month period ended December 31, 2005 and in conjunction with the financial statements of ALCiS-CA and related notes included in this current report on Form 8-K.

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

PROFORMA CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2005

(UNAUDITED)

Assets

	Delta	Alcis	Total	Adjustments DR (CR)		Proforma Total
Current
Cash and cash equivalents	$7,183	$724,047	$731,230	$(250)	(a)	$2,605,980
				1,875,000	(c)
Inventory	—	166,997	166,997	—		166,997
Prepaid expenses & other current assets	—	345,934	345,934	—		345,934
Due from related party	—	5,088	5,088	—		5,088

Total current assets	7,183	1,242,066	1,249,249	1,874,750		3,123,999

Property and equipment, net	939	7,395	8,334	—		8,334
Other assets	—	26,609	26,609	—		26,609

Total assets	$8,122	$1,276,070	$1,284,192	$1,874,750		$3,158,942

See accompanying notes to the unaudited proforma financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

PROFORMA CONSOLIDATED BALANCE SHEET (CONTINUED)

DECEMBER 31, 2005

(UNAUDITED)

Liabilities and Shareholders’ Equity (Deficit)

	Delta	Alcis	Total	Adjustments DR (CR)		Proforma Total
Current liabilities
Accounts payable and accrued liabilities	$3,000	$251,183	$254,183	$—		$254,183
Accrued interest	—	60,063	60,063	(60,063	)(b)	—
Notes payable	—	1,877,000	1,877,000	(1,877,000	)(b)	—

Total current liabilities	3,000	2,188,246	2,191,246	(1,937,063)		254,183

Commitments and contingencies
Shareholders’ equity (deficit)
Common stock	43,600	3,700	47,300	(250	)(a)	7,149
				974	(b)
				1,440	(d)
				1,013	(c)
				(43,328	)(e)
Series A preferred stock	—	1,000,000	1,000,000	(1,000,000	)(d)	—
Series B preferred stock	—	705,000	705,000	(705,000	)(d)	—
Additional paid-in capital	252,214	32,165	284,379	1,936,089	(b)	5,550,651
				1,703,560	(d)
				1,873,987	(c)
				(247,364	)(e)
Accumulated deficit during the development stage	(290,692)	(2,653,041)	(2,943,733)	290,692	(e)	(2,653,041)

Total shareholders’ equity (deficit)	5,122	(912,176)	(907,054)	(3,811,813)		2,904,759

Total liabilities and shareholders’ equity (deficit)	$8,122	$1,276,070	$1,284,192	$1,874,750		$3,158,942

See accompanying notes to the unaudited proforma financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTH PERIOD ENDED DECEMBER 31, 2005

(UNAUDITED)

	Delta	Alcis	Total	Adjustments DR (CR)	Proforma Total
Revenue	$—	$304,289	$304,289	$—	$304,289

Operating expenses
Cost of sales	—	145,171	145,171	—	145,171
Advertising and promotion	—	923,153	923,153	—	923,153
Selling, general and administrative	43,027	460,383	503,410	—	503,410
Product development	—	58,556	58,556	—	58,556

Total operating expenses	43,027	1,587,263	1,630,290	—	1,630,290

Operating loss	(43,027)	(1,282,974)	(1,326,001)	—	(1,326,001)
Other income (expense)
Interest income (expense), net	662	(60,240)	(59,578)	—	(59,578)
Other income (expense), net	—	(1,243)	(1,243)	—	(1,243)

Total other income, net	662	(61,483)	(60,821)	—	(60,821)

Net loss	$(42,365)	$(1,344,457)	$(1,386,822)	$—	$(1,386,822)

See accompanying notes to the unaudited proforma financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2005

(UNAUDITED)

	Delta	Alcis*	Total	Adjustments DR (CR)	Proforma Total
Revenue	$—	$—	$—	$—	$—

Operating expenses
Cost of sales	—	806,873	806,873	—	806,873
Advertising and promotion	—	—	—	—	—
Selling, general and administrative	116,027	389,107	505,134	—	505,134
Product development	—	116,667	116,667	—	116,667

Total operating expenses	116,027	1,312,647	1,428,674	—	1,428,674

Operating loss	(116,027)	(1,312,647)	(1,428,674)	—	(1,428,674)
Other income (expense)
Interest income (expense), net	813	—	813	—	813
Other income (expense), net	—	4,063	4,063	—	4,063

Total other income, net	813	4,063	4,876	—	4,876

Net loss	$(115,214)	$(1,308,584)	$(1,423,798)	$—	$(1,423,798)

*	Represents the period of April 13, 2004 (date of inception) to March 31, 2005

See accompanying notes to the unaudited proforma financial statements

ALCIS HEALTH, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED PROFORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED MARCH 31, 2005

(UNAUDITED)

Note 1 - Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Note 2 - The Merger

On March 30, 2006, Delta entered into an Agreement and Plan of Merger with ALCiS-CA by which ALCiS-CA merged into a subsidiary of Delta, with ALCiS-CA being the surviving corporation (the “Merger”). This merger transaction may also be referred to as a reverse-merger. Prior to this acquisition, Delta had no operations and nominal assets and liabilities.

Note 3 - The Offering

As a condition to the Merger, ALCiS-CA conducted a private placement offering of its common stock and common stock purchase warrants to institutional investors and other high net worth individuals on a best efforts $1,500,000 minimum, $3,500,000 maximum basis. The offering was a condition to the Merger, and the Merger was contingent on the offering. On March 31, 2006, ALCiS completed a sale of shares of its common stock and common stock purchase warrants in a private placement transaction (the “Offering”). ALCiS-CA sold 1,012,500 shares of common stock plus warrants, at a price of $2.00 per unit. The common stock and the warrants together shall herein be referred to as the “Unit” or “Units.” Each Unit included one share of ALCiS-CA common stock plus 20% warrant coverage exercisable at $2.00 per share of ALCiS-CA common stock and 20% warrant coverage exercisable at $3.75 per share of ALCiS-CA common stock. Thus, for every 5 shares purchased, Investor received one warrant exercisable at $2.00 per share and one warrant exercisable at $3.75 per share. In consideration for his investment of $1,000,000, one investor also received 100,000 warrants exercisable at $4.75 per share.

Note 4 - Pro Forma Adjustments

Consolidated Balance Sheet - December 31, 2005

(a)	To record repurchase of common stock prior to merger.

(b)	To convert note payable and accrued interest to Series B Preferred Stock and subsequently Series B Preferred stock to equity as of March 31, 2005.

(c)	To record the receipt of offering proceeds, net of offering costs.

(d)	To convert Series A and Series B Preferred Stock to equity as of March 31, 2005.

(e)	To record the acquisition of Delta after adjustments for stock split and change in par value and eliminate historical Delta equity accounts

List of Exhibits

3.1	Amended and Restated Certificate of Incorporation of the Registrant*

3.2	Certificate of Amendment to Certificate of Incorporation dated February 22, 2006, and filed on February 24, 2006*

3.3	Certificate of Amendment to Certificate of Incorporation dated April 3, 2006, and filed on April 5, 2006*

3.4	Bylaws of the Registrant*

4.1	Form of Certificate of Common Stock of Registrant**

4.2	Form of Warrant*

4.3	Amended 2004 Stock Plan*

4.4	Form of Stock Option Agreement relating to the 2004 Stock Plan*

4.5	Form of Lock-up Agreement for certain investors*

10.1	Agreement and Plan of Merger among Registrant, Delta Acquisition Sub, Inc., and ALCiS Health, Inc., a California corporation, dated March 30, 2006. Incorporated by reference to Ex. 10.1 to Current Report on Form 8-K filed by Registrant dated March 30, 2006, and filed with the SEC on April 5, 2006.

10.2	License Agreement between ALCiS and BioZone Laboratories, Inc. dated August 17, 2005, as amended on September 28, 2005, and December 27, 2005*+

10.3	Purchase Option between ALCiS and BioZone Laboratories, Inc. dated November 4, 2005*

10.4	Form of Statement of Confidentiality, Non-Disclosure and Non-Compete Agreement between ALCiS and our employees, consultants and other third-party contractors*

10.5	Form of Subscription Agreement relating to Offering consummated March 31, 2006 for the sale of common stock and warrants*

10.6	Engagement Agreement between Landrum & Company, Inc. and ALCiS effective February 1, 2006*

10.7	Form of Indemnification Agreement*

21.0	List of Subsidiaries*

*	Filed herewith

**	New certificate is in preparation. Will be filed by amendment when available.

+	Confidential treatment has been requested for portions of this exhibit.